                                                                    Exhibit 10.1


CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                       COLLABORATION AND LICENSE AGREEMENT

                          DATED AS OF DECEMBER 15, 2004

                                 BY AND BETWEEN

                              CANCERVAX CORPORATION

                                       AND

                            SERONO TECHNOLOGIES S.A.

                                TABLE OF CONTENTS

                                                                                                          PAGE
ARTICLE 1       DEFINITIONS..........................................................................       2

ARTICLE 2       LICENSES AND RELATED RIGHTS AND OBLIGATIONS..........................................      17

    2.1      License Grants from CancerVax to Serono.................................................      17

    2.2      License Grants from Serono to CancerVax.................................................      18

    2.3      Sublicensing and Subcontracting.........................................................      18

    2.4      Know-How Use and Transfer Restrictions..................................................      19

    2.5      No Implied License; Retained Rights.....................................................      19

    2.6      Exclusivity.............................................................................      20

    2.7      Third Party Licenses....................................................................      21

ARTICLE 3       COLLABORATION management.............................................................      22

    3.1      Alliance Manager........................................................................      22

    3.2      Committees..............................................................................      22

    3.3      Steering Committee......................................................................      23

    3.4      Development Team........................................................................      24

    3.5      Product Team............................................................................      25

ARTICLE 4       DEVELOPMENT OF PRODUCT...............................................................      26

    4.1      Development Transfer Plan...............................................................      26

    4.2      Development Activities..................................................................      27

    4.3      Development Plan........................................................................      27

    4.4      Development Efforts.....................................................................      28

    4.5      Development Funding.....................................................................      29

    4.6      Certain Clinical Trials.................................................................      29

ARTICLE 5       REGULATORY MATTERS...................................................................      30

    5.1      Access to Data; Notice; Comments........................................................      30

    5.2      Clinical Trial Data.....................................................................      31

    5.3      Filings with Governmental Authorities...................................................      31

    5.4      Communication with Governmental Authorities.............................................      31

    5.5      Step-In Rights..........................................................................      33

    5.6      Regulatory Information..................................................................      34

    5.7      Recalls.................................................................................      35

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
    5.8      Events Affecting Integrity or Reputation................................................      35

    5.9      Medical Inquiries.......................................................................      35

    5.10     Pricing and Reimbursement...............................................................      36

    5.11     Costs...................................................................................      36

ARTICLE 6       COMMERCIALIZATION....................................................................      36

    6.1      Commercialization Activities............................................................      36

    6.2      U.S. Commercialization..................................................................      37

    6.3      ROW Commercialization...................................................................      41

ARTICLE 7       CO-PROMOTION.........................................................................      43

    7.1      Sales Force.............................................................................      43

    7.2      Sales Force Training....................................................................      44

    7.3      [***]...................................................................................      45

    7.4      Detailing...............................................................................      46

    7.5      Alternative Performance.................................................................      48

    7.6      Costs of Co-Promotion...................................................................      48

ARTICLE 8       SUPPLY...............................................................................      48

    8.1      Supply for Development..................................................................      48

    8.2      Supply for Commercialization............................................................      49

ARTICLE 9       FINANCIAL PROVISIONS.................................................................      49

    9.1      Up-front Payments.......................................................................      49

    9.2      Milestone Payments......................................................................      50

    9.3      Profit Sharing for the Product in the United States.....................................      51

    9.4      Payment of Royalties on Net Sales of the Product in the ROW.............................      51

    9.5      Reports and Reconciliation Payments.....................................................      53

    9.6      Currencies..............................................................................      55

    9.7      Manner of Payments......................................................................      55

    9.8      Interest on Late Payments...............................................................      56

    9.9      Tax Withholding.........................................................................      56

    9.10     Tax Matters.............................................................................      56

    9.11     Financial Records; Audits...............................................................      58

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
ARTICLE 10      CONFIDENTIAL INFORMATION.............................................................      59

    10.1     Confidential Information................................................................      59

    10.2     Other Permitted Disclosure and Use......................................................      60

    10.3     Publications............................................................................      60

    10.4     Public Announcements....................................................................      61

    10.5     Equitable Relief........................................................................      61

ARTICLE 11      REPRESENTATIONS AND WARRANTIES; COVENANTS............................................      62

    11.1     Mutual Representations and Warranties...................................................      62

    11.2     Additional Serono Representations and Warranties........................................      62

    11.3     Additional CancerVax Representations and Warranties.....................................      62

    11.4     Covenants...............................................................................      64

    11.5     Disclaimer of Warranty..................................................................      64

ARTICLE 12      INDEMNIFICATION......................................................................      65

    12.1     Indemnification by Serono...............................................................      65

    12.2     Indemnification by CancerVax............................................................      65

    12.3     Procedure for Indemnification...........................................................      65

    12.4     Right to Counsel........................................................................      66

    12.5     [***]...................................................................................      66

    12.6     Insurance...............................................................................      67

    12.7     Limitation of Liability.................................................................      67

ARTICLE 13      PATENT AND INFRINGEMENT..............................................................      67

    13.1     Inventions..............................................................................      67

    13.2     Patent Filing, Prosecution and Maintenance..............................................      67

    13.3     Infringement............................................................................      68

    13.4     Enforcement Against Third Parties.......................................................      69

    13.5     [***] ..................................................................................      71

    13.6     Patent Marking..........................................................................      71

ARTICLE 14      TRADEMARK AND COPYRIGHT..............................................................      71

    14.1     Product Trademarks......................................................................      71

    14.2     Display; Approval; Quality Control......................................................      72

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
    14.3     Enforcement.............................................................................      72

    14.4     Housemarks..............................................................................      72

    14.5     Copyrights..............................................................................      73

ARTICLE 15      TERM AND TERMINATION.................................................................      74

    15.1     Term....................................................................................      74

    15.2     Rights of Termination...................................................................      74

    15.3     Effect of Expiration or Termination.....................................................      74

    15.4     Effect of Termination for Bankruptcy Events.............................................      77

    15.5     Survival................................................................................      77

ARTICLE 16      DISPUTE RESOLUTION...................................................................      77

    [***]

    [***]

ARTICLE 17      LIMITATIONS ON PURCHASES OF EQUITY SECURITIES........................................      78

    17.1     Purchases of Equity Securities..........................................................      78

    17.2     Exceptions for Purchasing Securities of CancerVax.......................................      79

ARTICLE 18      MISCELLANEOUS........................................................................      80

    18.1     Registration and Filing of this Agreement...............................................      80

    18.2     Accounting Procedures...................................................................      80

    18.3     Patient Information.....................................................................      80

    18.4     Non-Solicitation........................................................................      80

    18.5     Force Majeure...........................................................................      81

    18.6     Further Assurances......................................................................      81

    18.7     Relationship of the Parties; Expenses...................................................      81

    18.8     No Third Party Beneficiaries............................................................      82

    18.9     Notices.................................................................................      82

    18.10    Assignment and Delegation...............................................................      83

    18.11    Severability............................................................................      83

    18.12    Headings; Construction; Certain Conventions.............................................      83

    18.13    Entire Agreement; Amendments............................................................      84

    18.14    Waiver..................................................................................      84

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                          PAGE
    18.15    Remedies Cumulative.....................................................................      84

    18.16    Governing Law...........................................................................      84

    18.17    Counterparts; Fax Signatures............................................................      84


SCHEDULES

Schedule 1.13 CancerVax Patents

EXHIBITS

Exhibit A  Terms for Manufacturing and Supply Agreement
Exhibit B  Stock Purchase Agreement
Exhibit C  Registration Rights Agreement
Exhibit D  Form of Press Release

                       COLLABORATION AND LICENSE AGREEMENT

         This COLLABORATION AND LICENSE AGREEMENT (this "Agreement"), dated as of December 15, 2004 (the "Effective Date"), is made by and between CancerVax Corporation, a Delaware corporation having its principal office at 2110 Rutherford Road, Carlsbad, California, 92008, USA ("CancerVax"), and Serono Technologies S.A., a Swiss corporation having its principal office at Zone Industrielle de l'Ouriettaz, 1170 Aubonne, SWITZERLAND ("Serono"). CancerVax and Serono may each be referred to as a "Party" or together, the "Parties".

                                    RECITALS

         WHEREAS, CancerVax is engaged in the discovery, development and commercialization of biological drug products for the treatment, control and prevention of cancer, and is currently developing a drug product candidate, known as Canvaxin(TM) (and more specifically defined below as the Product), for the treatment of patients with Stage III and Stage IV melanoma;

         WHEREAS, Serono has significant experience in the world-wide development and commercialization of drug products, and can make significant contributions to the successful development and commercialization of the Product;

         WHEREAS, the Parties desire to collaborate in connection with the Development and Commercialization of the Product on the terms and subject to the conditions of this Agreement, which collaboration would include, in summary, joint Development of the Product by the Parties, joint Commercialization and Co-Promotion of the Product by the Parties in the United States and Commercialization of the Product exclusively by Serono in the ROW;

         WHEREAS, CancerVax and Serono (or one or more of their respective Affiliates) are executing the Stock Purchase Agreement and the Registration Rights Agreement concurrently with the execution of this Agreement, each to be effective as of the Effective Date; and

         WHEREAS, CancerVax and Serono (or one or more of their respective Affiliates) will execute at a later date a Pharmacovigilance Agreement, a Manufacturing and Supply Agreement and, in connection with and pursuant to the terms of the Manufacturing and Supply Agreement, a Quality Agreement, and may execute, at a later date, a Technology Transfer Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, CancerVax and Serono, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, in addition to the other terms defined elsewhere in this Agreement (as set forth in the chart below), the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1 "Adverse Drug Experience" means any of the following: an "adverse drug experience," a "life-threatening adverse drug experience," a "serious adverse drug experience," or an "unexpected adverse drug experience," as those terms are defined at either 21 C.F.R. Section 312.32 or 21 C.F.R. Section 314.80, or their equivalents under Laws of jurisdictions outside the United States.

1.2 "Affiliate" means any Person directly or indirectly controlled by, controlling, or under common control with, a Person, but only for so long as such control shall continue. For purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling," and "under common control with") means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (b) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such Person. For the avoidance of doubt, neither of the Parties shall be deemed to be an Affiliate of the other.

1.3      "Allocable Overhead" means [***]

1.4 "Approval" means a Marketing Authorization and its related pricing, labeling and reimbursement approvals, and similar final approvals from a Governmental Authority necessary to Commercialize a product.

1.5 "BLA" means a biologics license application, a supplemental biologics license application, a marketing authorization application or any similar application, or any amendment to any of the foregoing, filed with the FDA or any other Governmental Authority to obtain Marketing Authorization for a biological or pharmaceutical product in the country or territory over which such Governmental Authority has jurisdiction.

1.6 "BLA Acceptance" means the receipt of notice from the relevant Governmental Authority that a BLA for the Product has met all the criteria for filing acceptance.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.7 "Business Day" means any day that is not a Saturday, Sunday, or a day on which banking institutions in Aubonne, Switzerland or San Diego, California, United States are required by Law to be closed for business.

1.8 "Calendar Quarter" means for each Calendar Year, each of the three (3) month periods ending March 31, June 30, September 30, and December 31; provided, that the first calendar quarter for the first Calendar Year shall extend from the Effective Date to the end of the first complete calendar quarter in which it falls.

1.9 "Calendar Year" means, for the first calendar year, the period commencing on the Effective Date and ending on December 31 of the calendar year during which the Effective Date occurs, and each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31.

1.10 "Call" means a face-to-face meeting in an individual, hospital or group setting between a Sales Representative and one or more Target Prescribers.

1.11     "CancerVax Housemark" means the name and logo of CancerVax.

1.12 "CancerVax Know-How" means the proprietary Know-How owned or Controlled by CancerVax as of the Effective Date or during the Term that is necessary or actually used to Develop, Manufacture, Commercialize or use the Product in the Field, including the Cell Lines, but excluding Serono Know-How licensed to CancerVax by Serono under this Agreement.

1.13 "CancerVax Patents" means those Patent Rights owned or Controlled by CancerVax as of the Effective Date or during the Term that cover the Development, Manufacture, Commercialization or use of the Product in the Field, including the Patent Rights set forth in Schedule 1.13, as amended and updated by CancerVax from time to time.

1.14 "CancerVax Technology" means CancerVax Patents, CancerVax Know-How and CancerVax's rights to and interests in any Joint Technology.

1.15     "Cell Lines" means [***]

1.16 "Claims" means all charges, complaints, Recall obligations and liabilities, actions, suits, proceedings, hearings, investigations, claims and demands.

1.17 "Change of Control" means (a) a merger, reorganization or consolidation of a Party with a Third Party that results in the shareholders of such Party receiving less than fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation, (b) a Third Party, together with its Affiliates, becoming the direct or beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities or outstanding share of common stock of such Party, or (c) the sale or other transfer of all or substantially all of such Party's assets which relate to this Agreement to a Third Party.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.18     "Commercial Expenses" means [***]:

         1.18.1   [***]

         1.18.2   [***]

         1.18.3   [***]

         1.18.4   [***]

         1.18.5   [***]

         1.18.6   [***]

         1.18.7   [***]

         1.18.8   [***]

         1.18.9   [***]

         1.18.10  [***]



***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.18.11  [***]

         1.18.12  [***] and

         1.18.13  [***]

but specifically excluding [***]

1.19 "Commercialization" means any and all activities directed to marketing, promoting, distributing, importing for sale, offering for sale, and selling a product, including Co-Promoting and regulatory activities directed to obtaining pricing and reimbursement approvals, but not including Manufacturing. When used as a verb, "Commercialize" means to engage in Commercialization.

1.20 "Commercialization Plan" means either the U.S. Commercialization Plan or the ROW Commercialization Plan, or both, as the context requires.

1.21     "Commercially Reasonable Efforts" means [***]

1.22     "Competing Product" means [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.23 "Confidential Information" means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer, or other form, provided or transmitted by or on behalf of one Party (the "Disclosing Party") to the other Party (the "Receiving Party"), including information relating to the Disclosing Party's existing or proposed research, Development efforts, Patent Rights, Know-How, business, finances (including all financial information subject to review under or prepared by accountants pursuant to Section 9.11) or products (including the Product training materials contemplated by Section 7.2.1, the Development Plan and the Commercialization Plans), the terms of this Agreement and any other materials that have not been made available by the Disclosing Party to the general public. Notwithstanding the foregoing sentence, Confidential Information shall not include any information or materials that:

         1.23.1 were already known to the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party, to the extent the Receiving Party has documentary evidence to that effect;

         1.23.2 were generally available to the public or otherwise part of the public domain at the time of disclosure by the Disclosing Party;

         1.23.3 became generally available to the public or otherwise part of the public domain after disclosure or development, as the case may be, other than through any act or omission of the Receiving Party in breach of the Receiving Party's confidentiality obligations to the Disclosing Party;

         1.23.4 were disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

         1.23.5 were independently discovered or developed, as the case may be, by or on behalf of the Receiving Party by Persons without the use of or access to the Disclosing Party's Confidential Information, to the extent the Receiving Party has documentary evidence to that effect.

1.24 "Controlled" means, with respect to any intellectual property right, that the relevant Party has a license to such intellectual property right and has the ability to grant to the other Party a sublicense to such intellectual property right as provided for herein without violating the terms of such license.

1.25 "Co-Promotion" means the joint promotion of the Product in the United States by both Parties (or their respective Affiliates) under the same Product Trademark(s) as set forth in

         ARTICLE 7. "Co-Promote" when used a verb shall mean to engage in such Co-Promotion.

1.26     "Cost of Goods" means [***]

1.27 "Detail" or "Detailing" means, with respect to the Product, the activity undertaken by a Sales Representative during a Call in which one or more Product benefits are verbally presented to one or more Target Prescribers, but shall exclude discussions at conventions, marketing meetings or seminars, and all forms of communication not involving face-to-face contact by a Sales Representative and a Target Prescriber.

1.28 "Development" or "Develop" means non-clinical and clinical drug development activities reasonably related to the development and submission of information to a Governmental Authority for purposes of obtaining Marketing Authorization, including clinical and non-clinical studies, test method development and stability testing, process development, formulation development, delivery system development, quality assurance and quality control development and statistical analysis, and activities related to Manufacturing scale-up, but not including Manufacturing for commercial supply. When used as a verb, "Develop" means to engage in Development.

1.29     "Development Expenses"  means [***]

         1.29.1   [***]

         1.29.2   [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.29.3   [***]

         1.29.4   [***]

         1.29.5   [***]

         1.29.6   [***]

         1.29.7   [***]

         1.29.8   [***]

         1.29.9   [***] and

         1.29.10  [***]

but specifically excluding [***]

1.30     "Directly Comparable Product" means [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.31     "Distribution Expenses" means [***]

1.32 "Distributable Profit" means [***] less the following amounts (such items, "Shared Expenses"):

         1.32.1   [***]

         1.32.2   [***]

         1.32.3   [***]

         1.32.4   [***]

         1.32.5   [***]

         1.32.6   [***]

         1.32.7   [***] and

         1.32.8   [***]

         but specifically excluding [***]

1.33 "European Union" or "EU" means the countries of the European Union, as it is constituted as of the Effective Date.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.34 "Existing Third Party Agreement" means the Cross-License Agreement between CancerVax, Inc. and the John Wayne Cancer Institute, dated July 24, 1998, and assigned to CancerVax on July 31, 2000.

1.35 "FDA" means the United States Food and Drug Administration and any successor agency thereto.

1.36     "Field" means all preventative and therapeutic uses in human diseases.

1.37 "First Commercial Sale" means the first commercial sale of a product to an end user in a country after receipt of Approval for such country.

1.38 "FTE Rate" means [***] per full time equivalent personnel. Such rate shall be reviewed on an annual basis and adjusted as the Parties may agree to reflect, among other things, [***]

1.39 "Governmental Authority" means any applicable government authority, court, tribunal, arbitrator, agency, legislative body, commission or other instrumentality of (a) any government of any country, (b) any state, province, county, city or other political subdivision thereof, or (c) any supranational body, including the European Commission.

1.40 "Housemark" means, when used in connection with CancerVax, the CancerVax Housemark, and, when used in connection with Serono, the Serono Housemark.

1.41 "Invention" means any new or useful process, manufacture, compound, composition of matter, improvement, discovery, claim, formula, process, trade secret, technology and know-how (including confidential data and Confidential Information), [***] including any synthesis, preparation, recovery and purification processes and techniques, control methods and assays, chemical data, toxicological and pharmacological data and techniques, clinical data, medical uses, product forms, product formulations and specifications, whether patentable or unpatentable (but not patented), [***]

1.42 "Joint Technology" means any Patent Rights or Know-How arising from Inventions that is determined to be jointly owned by the Parties pursuant to Section 13.1.

1.43 "Know-How" means any technical information, know-how and materials, including all biological, chemical, pharmacological, toxicological, clinical, assay and other information, data, discoveries, inventions, improvements, processes, formulae and trade secrets, whether patentable or unpatentable (but not patented).

1.44     "Knowledge" of CancerVax means, [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.45 "Label-Enabling Clinical Trial" means a clinical trial of the Product in human patients the results of which could be used to support the Marketing Authorization for the Product in a country or to expand the Product's labeling, including for additional indications.

1.46 "Laws" or "Law" means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.47 "Losses" means any and all damages (including all incidental, consequential, statutory, and treble damages), awards, deficiencies, settlement amounts, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) actually incurred by a Party or required to be paid by a Party to a Third Party with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement, together with all documented out-of-pocket costs and expenses incurred in complying with any judgments, orders, decrees, stipulations and injunctions that arise from or relate to a Claim of a Third Party.

1.48 "Manufacturing" means any and all activities relating to acquiring materials for, producing, manufacturing, processing, filling, finishing, packaging, labeling or quality control testing a product, or having performed any such activity. When used as a verb, "Manufacture" means to engage in Manufacturing.

1.49 "Marketing Authorization" means, with respect to a country, the regulatory authorization required to market and sell a product in such country as granted by the relevant Governmental Authority.

1.50     "Net Sales" means [***] less the following deductions [***]

         1.50.1   [***]

         1.50.2   [***]

         1.50.3   [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.50.4   [***]

         1.50.5   [***]

         1.50.6   [***]

         1.50.7   [***] and

         1.50.8   [***]

Net Sales shall be determined from books and records maintained in accordance with Section 18.2.

If the Product is sold in the form of a combination product containing one or more products, active ingredients, devices, equipment or components that are themselves not the Product (a "Combination Product"), then for the purpose of calculating Royalties owed on sales of the Combination Product, Net Sales shall be calculated as follows: [***]

Notwithstanding the foregoing, if the Product is sold by a Party, its Affiliates or sublicensees to a Third Party in a given country in a given Calendar Quarter under a bundled arrangement with such Party's other products, then the Net Sales [***]

Transfers or dispositions of the Product to Third Parties for compassionate use, preclinical, clinical, Manufacturing, regulatory or Governmental Authority purposes shall not be deemed to be "sales", unless [***]

1.51 "Patent Rights" means all existing patents and patent applications and all patent applications hereafter filed, including any continuations, continuations-in-part, divisions, provisionals, or any substitute applications, any patent issued with respect to any such

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         patent applications, any reissue, reexamination, renewal, or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing, or as applicable portions thereof or individual claims therein.

1.52 "Person" means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship, or other business organization.

1.53 "Phase III Clinical Trial" means a clinical trial of the Product in human patients with disease being studied that is of appropriate size and design to establish the safety and efficacy of the Product and is intended to be the final stage of clinical testing prior to and in support of obtaining Marketing Authorization for the Product in the U.S. or the EU, which trial shall be deemed initiated upon the first administration of the Product to a patient in such trial.

1.54 "Phase IV Clinical Trial" means a clinical trial of the Product in human patients (including investigator initiated trials and clinical experience trials) that is conducted for a purpose other than to obtain or support the initial Marketing Authorization for the Product in a country, and excluding Label-Enabling Clinical Trials.

1.55 "Primary Detail" means a Detail for the Product in which the Product receives the predominant portion of emphasis and time during the Call (i.e., no other product receives more emphasis or time during the Call).

1.56 "Product" means the injectible biopharmaceutical preparation containing the Cell Lines as the drug substances in final form for administration to humans that is currently identified as Canvaxin(TM).

1.57 "Product Trademarks" means any and all trademarks, logos, designs, slogans and other product markings, as well as trade dress, used during the Term to identify or brand the Product or otherwise in connection with the Commercialization of the Product, including the trademark Canvaxin(TM), but excluding the Housemarks.

1.58 "Promotional Materials" means all written, printed, video or graphic advertising, promotional, educational and communication materials (other than Product labeling) for marketing, advertising and promotion of the Product for use by sales forces (including the Sales Forces), advertisements, direct mail pieces or other marketing initiatives, in accordance with the terms of the applicable Commercialization Plan.

1.59 "Related Agreements" means the Stock Purchase Agreement, the Registration Rights Agreement, the Pharmacovigilance Agreement, the Technology Transfer Agreement, the Manufacturing and Supply Agreement and the Quality Agreement.

1.60 "ROW" means all countries in the world (including all states, provinces, territories, protectorates, possessions and other similar subdivisions thereof) other than the United States.

1.61 "Sales Representative" means an individual who engages in Detailing and other promotional efforts with respect to the Product and who has been trained in accordance with Section 7.2.

1.62     "Second Indication" means [***]

1.63 "Secondary Detail" means a Detail for the Product in which the Product receives the second most emphasis and time during the Call (i.e., at most, only one other product receives greater emphasis and time during the Call).

1.64 "Serono Housemark" means the name and logo of Serono or an Affiliate of Serono as identified by Serono to CancerVax from time to time.

1.65 "Serono Know-How" means the proprietary Know-How owned or Controlled by Serono as of the Effective Date or during the Term that is necessary or actually used to Develop, Manufacture, Commercialize or use Product in the Field but excluding CancerVax Know-How licensed to Serono under this Agreement.

1.66 "Serono Patents" means those Patent Rights owned or Controlled by Serono as of the Effective Date or during the Term that cover the Development, Manufacture, Commercialization or use of the Product in the Field.

1.67 "Serono Technology" means Serono Patents, Serono Know-How and Serono's rights to and interests in any Joint Technology.

1.68     "Shared Existing Royalties" means all amounts owed by CancerVax under
         Section 4.4 of the Existing Third Party Agreement, but not amounts owed by CancerVax under Section 4.3 or any other Section of the Existing Third Party Agreement.

1.69 "Target Prescriber" means a subset of those practitioners with authority to prescribe a pharmaceutical product or issue hospital orders for a pharmaceutical product in the United States as identified in the U.S. Commercialization Plan.

1.70 "Term" means the period commencing with the Effective Date and expiring as specified in Section 15.1 or as otherwise terminated pursuant to
         ARTICLE 15.

1.71 "Third Party" means a Person who is not a Party or an Affiliate of a Party.

1.72 "Third Party License" means any agreement entered into by a Party with a Third Party in accordance with Section 2.7, whereby royalties, fees or other payments are to be made to the Third Party, but excluding the Existing Third Party Agreement and the Other Third Party Agreements.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.73 "United States" or "U.S." means the United States of America and its states, territories, protectorates and possessions, including the District of Columbia, the Commonwealth of Puerto Rico and Guam.

1.74     Other Terms.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

"Alleged Infringement" shall have the meaning set forth in Section 13.4.1.

"Alliance Manager" shall have the meaning set forth in Section 3.1.

"Auditing Party" shall have the meaning set forth in Section 9.11.2.

"Bankrupt Party" shall have the meaning set forth in Section 15.4.

"Breaching Party" shall have the meaning set forth in Section 15.2.2.

"CancerVax" shall have the meaning set forth in the first paragraph of this Agreement.

"CancerVax Report" shall have the meaning set forth in Section 9.5.3.

"Code" shall have the meaning set forth in Section 15.4.

"Combination Product" shall have the meaning set forth in Section 1.50.

"Competing Product Notice" shall have the meaning set forth in Section 2.6.5.

"Competing Product Party" shall have the meaning set forth in Section 2.6.5.

"Competing Product Prohibition Period" shall have the meaning set forth in
Section 2.6.1.

"Controlling Party" shall have the meaning set forth in Section 13.3.1.

"Co-Promotion Costs" shall have the meaning set forth in Section 7.6.

"Copyrighted Works" shall have the meaning set forth in Section 14.5.

"Deemed Partnership" shall have the meaning set forth in Section 9.10.3.

"Defaulting Party" shall have the meaning set forth in Section 5.5.

"Detail Requirements" shall have the meaning set forth in Section 7.4.2.

"Determination" shall have the meaning set forth in Section 9.10.1.

"Development Plan" shall have the meaning set forth in Section 4.3.1.

"Development Transfer Plan" shall have the meaning set forth in Section 4.1.

"Differential Expense" shall have the meaning set forth in Section 9.5.4(c).

"Disclosing Party" shall have the meaning set forth in Section 1.23.

"DT" shall have the meaning set forth in Section 3.2.

"Effective Date" shall have the meaning set forth in the first paragraph of this Agreement.

"Exchange Act" shall have the meaning set forth in Section 17.1.1.

"Force Majeure Event" shall have the meaning set forth in Section 18.5.

"Incurred Shared Expenses" shall have the meaning set forth in Section 9.5.4(a).

"Indemnified Party" shall have the meaning set forth in Section 12.3.1.

"Indemnifying Party" shall have the meaning set forth in Section 12.3.1.

"Internal Detailing Report" shall have the meaning set forth in Section 7.4.3.

"Joint Committees" shall have the meaning set forth in Section 3.2.

"Lead Patent Party" shall have the meaning set forth in Section 13.4.2.

"Manufacturing and Supply Agreement" shall have the meaning set forth in Section 8.2.

"Marketing Plan" shall have the meaning set forth in Section 6.2.4.

"Medical Affairs Plan" shall have the meaning set forth in Section 6.2.4.

"Milestone Payment" shall have the meaning set forth in Section 9.2.

"Minimum Sales Representatives" shall have the meaning set forth in Section
7.1.1.

"Negotiating Party" shall have the meaning set forth in Section 2.7.

"New Indication" shall have the meaning set forth in Section 4.6.

"Parties" and "Party" shall have the meanings set forth in the first paragraph of this Agreement.

"Patent Infringement Claim" shall have the meaning set forth in Section 13.3.1.

"Pharmacovigilance Agreement" shall have the meaning set forth in Section 5.6.3.

"Provisional Development Plan" shall have the meaning set forth in Section
3.3.2.

"Provisional U.S. Commercialization Plan" shall have the meaning set forth in
Section 6.2.2.

"PT" shall have the meaning set forth in Section 3.2.

"Recalls" shall have the meaning set forth in Section 5.7.

"Receiving Party" shall have the meaning set forth in Section 1.23.

"Reconciliation Payment" shall have the meaning set forth in Section 9.5.4(f).

"Reconciliation Report" shall have the meaning set forth in Section 9.5.4.

"Recording Party" shall have the meaning set forth in Section 9.11.1.

"Registration Rights Agreement" shall have the meaning set forth in Section
9.1.2.

"Relinquished Details" shall have the meaning set forth in Section 7.5.1.

"ROW Commercialization Plan" shall have the meaning set forth in Section 6.3.1.

"ROW Report" shall have the meaning set forth in Section 9.5.1.

"Royalties" shall have the meaning set forth in Section 9.4.1.

"Sales Force" shall have the meaning set forth in Section 7.1.1.

"SC" shall have the meaning set forth in Section 3.2.

"SC Establishment Date" shall have the meaning set forth in Section 3.3.1.

"Serono" shall have the meaning set forth in the first paragraph of this Agreement.

"Serono Report" shall have the meaning set forth in Section 9.5.2.

"Shared Expenses" shall have the meaning set forth in Section 1.32.

"Stock Purchase Agreement" shall have the meaning set forth in Section 9.1.2.

"Tax Matters Partner" shall have the meaning set forth in Section 9.10.4.

"Tax Proceeding" shall have the meaning set forth in Section 9.10.2.

"Technology Transfer Agreement" shall have the meaning set forth in Section
8.2.2.

"Terminating Party" shall have the meaning set forth in Section 15.4.

"Third Party Claim" shall have the meaning set forth in Section 12.3.1.

"Total Shared Expenses" shall have the meaning set forth in Section 9.5.4(b).

"U.S. Commercialization Plan" shall have the meaning set forth in Section 6.2.1.

                                    ARTICLE 2
                   LICENSES AND RELATED RIGHTS AND OBLIGATIONS

2.1      License Grants from CancerVax to Serono.

         2.1.1 Technology License. Subject to the terms and conditions of this Agreement, CancerVax hereby grants to Serono a license (with the right to grant sublicenses in accordance with Section 2.3) under the CancerVax Technology to Develop Commercialize, Manufacture or use the Product in the Field anywhere in the world, each of the foregoing solely to the extent necessary to fulfill its obligations, exercise its rights or carry out the activities contemplated under this Agreement.

         2.1.2 Trademark License. Subject to the terms and conditions of this Agreement, CancerVax hereby grants to Serono a license (with the right to grant sublicenses in accordance with Section 2.3) to use the Product Trademarks and the CancerVax Housemark, solely with respect to the Product in the Field, solely to the extent necessary to fulfill its obligations, exercise its rights or carry out the activities contemplated under this Agreement, in accordance with ARTICLE 14.

         2.1.3 Certain Limitations. Serono shall not exercise anywhere in the world its license under Section 2.1.1 to Manufacture the Product except as contemplated under Section 8.2.2 or the Manufacturing and Supply Agreement. Notwithstanding anything to the contrary in this Agreement or the Manufacturing and Supply Agreement, but subject to the last sentence of Section 18.10, Serono shall have no right to sublicense or subcontract its right to Manufacture the Product, except in respect of activities undertaken in connection with or following primary packaging of the Product.

         2.1.4 Nature of Rights. The licenses granted to Serono under Sections 2.1.1 and 2.1.2 shall be co-exclusive with CancerVax in the United States and exclusive (even as to CancerVax) in the ROW, each with respect to the Product in the Field; provided, that CancerVax shall retain non-exclusive rights to Develop or Manufacture the Product in the ROW pursuant to
                  Section 2.5.

         2.1.5 Third Party Rights. Subject to the terms and conditions of this Agreement and the Manufacturing and Supply Agreement, CancerVax shall not grant, or allow its Affiliates to grant, to any Third Party any license rights under the CancerVax Technology to Develop, Manufacture, Commercialize or use the Product in the Field except as reasonably necessary and permitted to fulfill its obligations or exercise its rights under this Agreement or the Manufacturing and Supply Agreement, and in no event shall such grant have a material adverse effect on the rights or benefits of Serono hereunder.

2.2      License Grants from Serono to CancerVax.

         2.2.1 Technology License. Subject to the terms and conditions of this Agreement, Serono hereby grants to CancerVax a co-exclusive license (with the right to grant sublicenses in accordance with Section 2.3) under the Serono Technology to Develop, Commercialize, Manufacture or use the Product in the Field anywhere in the world, each of the foregoing solely to the extent necessary to fulfill its obligations, exercise its rights or carry out the activities contemplated under this Agreement..

         2.2.2 Freedom to Operate. Subject to the terms and conditions of this Agreement, Serono shall not assert or cooperate with or authorize its Affiliates or any Third Party to assert, any claim for patent infringement based on (a) the Commercialization or Manufacture of the Product or (b) the research, Development or use of the Product anywhere in the world (each of the foregoing except to the extent required to defend an infringement action) in each case to the extent such activities are conducted by CancerVax or its Affiliates, sublicensees, customers, contractors or any others authorized, directly or indirectly, by CancerVax in accordance with the terms and conditions of this Agreement.

         2.2.3 Trademark License. Subject to the terms and conditions of this Agreement, Serono hereby grants to CancerVax a non-exclusive license (with the right to grant sublicenses in accordance with Section 2.3) to use the Serono Housemark, solely with respect to the Product in the Field, solely to the extent necessary to fulfill its obligations, exercise its rights or carry out the activities contemplated under this Agreement, in accordance with ARTICLE 14.

         2.2.4 Third Party Rights. Subject to the terms and conditions of this Agreement and the Manufacturing and Supply Agreement, Serono shall not grant, or allow its Affiliates to grant, to any Third Party any license rights under the Serono Technology to Develop, Manufacture, Commercialize or use the Product in the Field except as reasonably necessary and permitted to fulfill its obligations or exercise its rights under this Agreement or the Manufacturing and Supply Agreement, and in no event shall such grant have a material adverse effect on the rights or benefits of CancerVax hereunder.

2.3      Sublicensing and Subcontracting.

         2.3.1 Certain Sublicense Requirements. Serono may only grant sublicenses with respect to the Commercialization of the Product as provided in this Section 2.3.1. CancerVax may only grant sublicenses as provided in this Section 2.3.1. A sublicensing Party may (a) without the consent of the other Party, grant sublicenses to such Party's Affiliates or commercial distributors, each only to the extent required in the ordinary course of business as conducted with such Party's other products, or (b) with the other Party's consent, such consent not to be unreasonably withheld, conditioned or delayed, as part of a license of rights to the Product in the Field, in each case where the sublicensee has first agreed in writing that such sublicensee is subject to the terms and conditions of this Agreement and in the case of clause (b), a copy of the proposed sublicense shall have been provided to the other Party for review (financial terms not relating to this Agreement may be redacted) prior to execution.

         2.3.2 General Application. For all sublicenses under Section 2.3.1, the identity of each sublicensee shall be notified to the other Party and a copy of each sublicense agreement (except those between a Party and its Affiliates) shall be provided to the other Party (financial terms not relating to this Agreement may be redacted) prior to execution. Each Party shall remain strictly liable for any act or omission of any sublicensee or subcontractor (excluding any sublicensee or subcontractor that is the other Party or one of the other Party's Affiliates).

2.4      Know-How Use and Transfer Restrictions.

         2.4.1 Obligations of Serono. Notwithstanding anything to the contrary in this Agreement or any Related Agreement, Serono shall use the CancerVax Know-How solely for purposes of fulfilling its obligations or exercising its rights under this Agreement, and not for any other use or purpose, without the prior express written consent of CancerVax. Furthermore, except as otherwise expressly provided in this Agreement, Serono (a) shall not transfer or provide access to the CancerVax Know-How to any Third Party and (b) shall limit access to the CancerVax Know-How to those of its employees, advisors or agents who have a need to know in connection with the fulfillment of its obligations or the exercise of its rights under this Agreement.

         2.4.2 Obligations of CancerVax. Notwithstanding anything to the contrary in this Agreement or any Related Agreement, CancerVax shall use the Serono Know-How solely for purposes of fulfilling its obligations or exercising its rights under this Agreement, and not for any other use or purpose, without the prior express written consent of Serono. Furthermore, except as otherwise expressly provided in this Agreement, CancerVax
                  (a) shall not transfer or provide access to the Serono Know-How to any Third Party and (b) shall limit access to the Serono Know-How to those of its employees, advisors or agents who have a need to know in connection with the fulfillment of its obligations or the exercise of its rights under this Agreement.

2.5 No Implied License; Retained Rights. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to either Party in respect of any intellectual property of the other Party, except as expressly set forth herein, and no license rights shall be created hereunder by implication, estoppel or otherwise. Neither Party shall represent to any Third Party that it enjoys or exercises any proprietary or property right or otherwise has any other right, title or interest in the intellectual property of the other Party except for such rights as are expressly set forth herein. Any rights of a Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by such Party. In addition, each Party shall retain rights in its intellectual property to the extent necessary for it to carry out the activities contemplated under this Agreement.

2.6      Exclusivity.

         2.6.1 Restrictions on Serono's Commercialization. [***] (such period, the "Competing Product Prohibition Period"), neither Serono nor any of its Affiliates shall Commercialize a Competing Product, or assist or cooperate with any Person in any way in connection with such Commercialization. If, following the Competing Product Prohibition Period, Serono or any of its Affiliates Commercializes a Competing Product, or assists or cooperates with any Person in any way in connection with such Commercialization, CancerVax may terminate this Agreement and the Manufacturing and Supply Agreement upon thirty (30) days' prior written notice; provided, that Serono shall, at CancerVax's election, to be made within thirty (30) days following delivery of such notice of termination to Serono, continue to supply the Product to CancerVax, its Affiliate or designee, to the extent that Serono is supplying Product for Commercialization in the ROW, for a period of [***] at [***].

         2.6.2    [***]

         2.6.3 Restrictions on CancerVax's Commercialization. During the Competing Product Prohibition Period, neither CancerVax nor any of its Affiliates shall Commercialize a Competing Product, or assist or cooperate with any Person in any way in connection with such Commercialization. If, following the Competing Product Prohibition Period, CancerVax or any of its Affiliates Commercializes a Competing Product, or assists or cooperates with any Person in any way in connection with such Commercialization, subject to Serono providing thirty (30) days' prior written notice to CancerVax and to Serono's payment to CancerVax [***] (a) CancerVax shall no longer have any rights or responsibilities under Sections 6.1.1, 6.1.2 and
                  6.2 and ARTICLE 7, (b) the PT will be disbanded, (c) the DT will cease to have responsibilities under Section 3.4.3(d) and
                  (d) the dispute resolution provisions under Section 16.1 [***]

         2.6.4 Effect of Invalidity. In the event of the invalidity or unenforceability under Law of Section 2.6.1 or 2.6.3, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         2.6.5    [***]

2.7      Third Party Licenses.

         2.7.1 Determination; Negotiation; Entry. In the event either Party reasonably determines that a Third Party License may be required anywhere in the world because, but for such license, the Development, Manufacture, Commercialization or use of the Product would infringe on a Third Party's Patent Rights, it shall promptly notify the SC. If the SC determines it is a reasonable course of action to seek to enter into such Third Party License (taking into account factors that include the likelihood and presumption of validity of a Third Party's Patent Rights from a practical and legal standpoint in the relevant country, the cost of obtaining a Third Party License and the risks of not obtaining such Third Party License), it shall so notify the Parties in writing, designating a lead Party to negotiate such Third Party License, which party shall be the Controlling Party if a Controlling Party has already been designated pursuant to Section 13.3.1 (the "Negotiating Party"). Upon the decision of the SC, the Negotiating Party shall enter into good faith discussions with such Third Party in order to obtain such Third Party License to such Patent Rights, in close consultation with the SC. The final terms and conditions of any Third Party License [***] Unless otherwise agreed by the Parties, the Negotiating Party shall enter into the Third Party License.

         2.7.2 Unavailability of Third Party License. If such a Third Party License is unavailable or its terms are unacceptable to either Party, then [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    ARTICLE 3
                            COLLABORATION MANAGEMENT

3.1 Alliance Manager. Promptly, but in no event later than ten (10) Business Days, following the Effective Date, each of CancerVax and Serono shall appoint a representative (and may replace or temporarily substitute such representative at its sole discretion) who possesses a general understanding of the collaboration to act as its contact person and alliance manager ("Alliance Manager"). Each Alliance Manager shall be charged with serving as a contact point for the other Party and coordinating and maintaining a collaborative work environment within and among the Parties.

3.2 Committees. The collaboration under this Agreement shall generally be conducted under the supervision of a Steering Committee ("SC") as described in Section 3.3, a Development Team ("DT") as described in
         Section 3.4, a Product Team ("PT") as described in Section 3.5, and, as and when appropriate, such other committees or teams as may be reasonably necessary or advisable from time to time, as determined and established by the SC (the SC, DT, PT and other committees and teams collectively, the "Joint Committees"). The following provisions shall apply to all the Joint Committees:

         3.2.1 Structure. Each Party shall appoint its respective representatives to the Joint Committees from time to time, and may replace or temporarily substitute one or more of its representatives at its sole discretion, effective upon notice to the other Party. Each of these representatives shall have appropriate technical credentials, experience, knowledge and decision-making authority, and shall maintain ongoing familiarity with the collaboration hereunder. The Parties shall cause their respective representatives on the Joint Committees to use diligent efforts, acting in good faith, to resolve all matters presented to them as expeditiously as possible. Each Joint Committee shall have two (2) co-chairpersons, one (1) of which shall be designated by CancerVax and one (1) of which shall be designated by Serono. All decisions of a committee shall be by unanimous vote of its co-chairpersons, each co-chairperson having one (1) vote, subject to Section 3.2.4. Each Joint Committee may elect a secretary for the purposes of maintaining minutes in accordance with Section 3.2.3.

         3.2.2 Meetings. Once established, the chairpersons of each Joint Committee shall call meetings once every Calendar Quarter or more frequently as reasonably requested by one of the Parties; provided, that the SC shall meet upon demand of either Party. Meetings may be held in person, by telephone or by video conference call, and the location of each meeting shall be as agreed by the Parties. Each Party shall be entitled to invite additional representatives or consultants to attend meetings where appropriate, subject to advance written notice to the other Party and no reasonable objection by such Party and, to the extent such representative or consultant is not an employee of such Party or such Party's Affiliate, to written agreement of such individual to comply with the confidentiality provisions of this Agreement.

         3.2.3 Meeting Minutes. Minutes of each Joint Committee meeting shall be finalized and distributed no later than thirty (30) days after such meeting. The chairpersons of such committee shall each review and approve the final minutes prior to issuance. Any differences of opinion regarding decisions or recommendations on the part of the respective co-chairs shall be duly noted as such. Minutes will be deemed approved unless either of the co-chairs of the relevant Joint Committee objects to the accuracy of such minutes by providing written notice to the other members of such Joint Committee and the Alliance Managers within fourteen (14) days of receipt of such minutes. In the event of any such objection that is not resolved by such Joint Committee (mediated to the extent necessary by the Alliance Managers), such minutes will be amended to reflect such unresolved dispute.

         3.2.4    [***]

3.3      Steering Committee.

         3.3.1 Structure. Unless otherwise agreed by the Parties, the SC shall consist of eight (8) members in total, with an equal number of members from each of Serono and CancerVax. Each of Serono and CancerVax shall notify the other as to its designees, who shall all be senior executives of their respective designating Parties. The Parties shall notify each other as to their respective initial designees within thirty
                  (30) days following the Effective Date, and the SC shall be deemed to be established on the date by which each Party shall have notified the other Party as to their respective initial designees (the "SC Establishment Date"). [***]

         3.3.2 First Meeting. The first meeting of the SC shall occur as soon as reasonably practicable following the SC Establishment Date, but in no event later than thirty (30) days following the SC Establishment Date, unless agreed otherwise by the Parties. The principal purpose of this initial meeting shall be to (a) review the current status of Development of the Product, (b) approve a provisional Development Plan provided to it by CancerVax (the "Provisional Development Plan") and (c) constitute and designate the members of the DT.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         3.3.3    Responsibilities. The SC shall be responsible for:

                  (a) setting the overall Product Development strategy, the Product Commercialization strategy for the United States, and monitoring and ensuring the compatibility of the global Product Commercialization strategy;

                  (b) generally overseeing the Product Development, Manufacture and Commercialization efforts of the Parties, including establishment and oversight of the other Joint Committees;

                  (c)      approving the Provisional Development Plan;

                  (d) reviewing and approving the Development Plan and U.S. Commercialization Plan (including their respective budgets) and reviewing and commenting on the ROW Commercialization Plan

                  (e) consulting with CancerVax regarding Recalls in the United States for safety reasons or mandated by Governmental Authorities and approving voluntary Recalls in the United States, in each case pursuant to Section 5.7;

                  (f) approving deviations from Development Plan pursuant to Section 4.3.3 or Commercialization Plan budget pursuant to Section 6.2.3 during the Calendar Year;

                  (g) the resolution of issues referred to it by the other Joint Committees and other disputes in accordance with Section 3.2.4; and

                  (h) performing such other functions as appropriate to further the purposes of this Agreement as determined by the Parties, including periodic review of performance against goals.

         3.3.4 Authority. Nothing herein shall limit the authority of the SC to meet and discuss the progress of the collaboration at their mutual convenience.

3.4 Development Team. The DT shall be responsible for designing and implementing all Development and Manufacturing activities for the Product leading to Approvals and throughout the Product's lifecycle, subject to oversight of the SC.

         3.4.1 Structure. The DT shall consist of a number of members to be agreed upon by the SC from time to time, with an equal number of members to be designated by each Party. The SC shall designate such members, who shall be employees of their respective Parties in the areas of: research and development, manufacturing, commercial and regulatory affairs. The SC shall agree upon the number of members of the DT and designate the initial members at the initial meeting of the SC. [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         3.4.2 First Meeting. The first meeting of the DT shall occur as soon as reasonably practicable following designation of its members in accordance with Section 3.4.1, but in no event later than thirty (30) days following such designation, unless agreed otherwise by the Parties. The purpose of this initial meeting shall be to (a) review the current status of Development of the Product and (b) agree on a timeline for finalizing the Development Plan (and associated budget) in accordance with
                  Section 4.3.2.

         3.4.3    Responsibilities. The DT shall be responsible for:

                  (a) developing and implementing the Development Transfer Plan in accordance with Section 4.1;

                  (b) coordinating day-to-day Development activities relating to the Product and allocating Product Development tasks between the Parties;

                  (c) preparing the Development Plan and monitoring progress against the Development Plan and actual costs against budgeted costs;

                  (d) making recommendations to include within the Development Plan the development of any New Indication for the Product;

                  (e) providing forecasts of Product requirements for Development purposes, including second source needs and inventory levels; and

                  (f) performing such other functions as appropriate to further the purposes of this Agreement as determined by the SC, including periodic review of performance against goals.

3.5 Product Team. The PT shall be responsible for (a) planning and implementing all Commercialization activities for the Product in the United States and (b) designing and implementing all post-Approval clinical and medical development activities for the Product, in each case subject to oversight of the SC.

         3.5.1 Structure. The PT shall consist of a number of members to be agreed upon by the SC from time to time, with an equal number of members to be designated by each Party. The SC shall designate such members, who shall be commercial, regulatory, marketing and medical managers of their respective Parties. The SC shall designate the initial members within ninety (90) days following the Effective Date. [***]

         3.5.2 First Meeting. The first meeting of the PT shall occur as soon as reasonably practicable following designation of its members in accordance with Section 3.5.1, but in no event later than thirty (30) days following such designation, unless agreed otherwise by the Parties.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         3.5.3 Responsibilities. The PT shall be responsible for the following:

                  (a) serving as a forum for the coordination of the global Product Commercialization, the goal of which is a uniform global marketing message for the Product;

                  (b) preparing the U.S. Commercialization Plan, including the Marketing Plan and the Medical Affairs Plan (and their respective budgets), and maintaining forecast budgets for the next two (2) succeeding Calendar Years;

                  (c) making recommendations to include within the U.S. Commercialization Plan the development of any new product presentation, formulation or usage for the Product;

                  (d) providing forecasts of commercial supply requirements for the Product in the United States, including, subject to the Manufacturing and Supply Agreement, optimal inventory levels and safety stock targets;

                  (e) monitoring progress of the Parties' activities against the U.S. Commercialization Plan and actual U.S. Commercialization Plan costs against budgeted U.S. Commercialization Plan costs;

                  (f)      reviewing the ROW Commercialization Plan;

                  (g) coordinating with the DT with respect to regulatory issues and future Product Development activities to be undertaken pursuant to the Development Plan;

                  (h) developing positioning and market strategies consistent with the U.S. Commercialization Plan, and developing advertising and Promotional Materials, designing packaging (in cooperation with the DT), and planning and overseeing educational and professional symposia and speaker programs for the Product in the United States; and

                  (i) performing such other functions as appropriate to further the purposes of this Agreement as determined by the SC, including periodic reviews of performance against goals.

                                   ARTICLE 4
                             DEVELOPMENT OF PRODUCT

4.1      Development Transfer Plan.  [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.2 Development Activities. In preparing the Development Plan, the DT will allocate Product Development tasks in a manner designed to expedite the Development of the Product and to reflect, on a territorial basis, the Parties' respective rights and responsibilities for the Commercialization of the Product. Each Party will use Commercially Reasonable Efforts to accomplish the tasks that it is assigned under the Development Plan. The Parties recognize that Serono and CancerVax may mutually benefit from designing clinical trials and conducting other Product Development activities in a manner that optimizes their usefulness throughout the world, and each Party will use Commercially Reasonable Efforts to achieve this result. In no event, without the consent of the SC, shall either Party adopt a Product Development strategy that would reasonably be expected to cause a material adverse effect on the other Party's Development of the Product. If the DT determines that such a material adverse effect would reasonably be expected to occur, then the DT shall prepare a proposal designed to minimize any such material adverse effect across the entire world in a manner consistent with the terms of this Agreement, with priority given to minimizing the effect on those countries that have the most significant commercial value or potential. Such proposal shall be subject to review and approval by the SC.

4.3      Development Plan.

         4.3.1 Purpose. The DT shall prepare a written plan for such worldwide Product Development efforts (including clinical trials, other than Phase IV Clinical Trials, and target product profiles), which shall set forth the annual work plan and budget (as further described in Section 4.5.1) and shall assign responsibilities to the Parties, subject to the principles set forth in Section 4.2 and any allocation of responsibilities set forth in this Agreement (as agreed, approved and amended from time to time pursuant hereto, the "Development Plan"). For clarity, unless the context clearly indicates to the contrary, references herein to the "Development Plan" shall mean the Provisional Development Plan or the then-current Development Plan, as the case may be.

         4.3.2 Provisional Development Plan. At the first meeting of the DT, CancerVax shall present to the DT the Provisional Development Plan previously approved by the

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  SC, and the DT shall review the Provisional Development Plan and, within thirty (30) days of such meeting, or such other period of time as may be required and agreed by the co-chairs, shall make any revisions to the Provisional Development Plan as it may deem necessary. Such revised Provisional Development Plan shall be submitted by the DT to the SC. The SC shall, within thirty (30) days of receipt of such revised Provisional Development Plan, meet to review, modify (as it may deem necessary) and approve such revised Provisional Development Plan, which thereafter shall become the Development Plan. [***]

         4.3.3 Changes to Development Plan. The Development Plan shall be subject to ongoing revision through the normal activity of the DT; provided, that any change or addition to the Development Plan that, either alone or together with any other change(s) made to the Development Plan by the DT since the last formal approval of the Development Plan by the SC, would result in a change in the overall Development Plan budget last formally approved by the SC, or in Development Expenses to be incurred in any Calendar Year, [***]

4.4      Development Efforts.

         4.4.1 Efforts. Each of CancerVax and Serono shall use Commercially Reasonable Efforts to execute and perform, or cause to be performed, the activities assigned to it in the Development Plan or under this Agreement, and to cooperate with the other Party in carrying out the Development Plan, in each case in good scientific manner and in compliance with all Laws (including good clinical and laboratory practices).

         4.4.2 Progress Reports. Each Party shall receive regular updates on Product Development activities through the direct participation of its members of the DT and circulation of DT meeting minutes. In addition, each Party shall separately notify the other Party in a timely fashion of any anticipated or actual deviation from timelines set forth in the Development Plan.

         4.4.3 Right to Audit. Each Party shall (a) use Commercially Reasonable Efforts to ensure that the other Party's authorized representatives, to the extent not prohibited by Law, upon reasonable advance notice and no more frequently than twice per Calendar Year, and (b) ensure that Governmental Authorities, to the extent required by Law, may, in each case during regular business hours, (x) examine and inspect the facilities of such Party (or, subject to any Third Party confidentiality restrictions or obligations, of any subcontractor or sublicensee used by it) used in Development of the Product and (y) inspect all its (or, subject to Law and any Third Party confidentiality restrictions or obligations, any

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  subcontractor's or sublicensee's) data, documentation and work product generated in the Development of the Product, including medical records of any patient participating in any clinical study, subject to such Party's record retention policies then in effect. For clarity, financial audits shall be governed by
                  Section 9.11.

4.5      Development Funding.

         4.5.1 Development Budget. The Development budget for the Product shall be set forth in the Development Plan and shall be sufficient to fund Product Development. The Development budget for the current and the next two (2) succeeding Calendar Years shall be specified in detail; provided, that the budgets for the next two (2) succeeding Calendar Years need only be good faith estimates.

         4.5.2 Sharing of Development Expenses. The Parties shall, pursuant to the mechanism provided in Section 9.5.4, share equally all Development Expenses. Each Party shall charge all such expenses incurred to a separate account created by it on its books and records solely for the purpose of tracking Development Expenses for the Product. Financial audits shall be governed by Section 9.11.

4.6      Certain Clinical Trials.

         4.6.1 Development of Additional Indications Outside the Development Plan. Notwithstanding anything to the contrary in this Agreement, the Development Plan will not include Product Development activities for any indication(s) in the Field other than [***] (a "New Indication"), unless and until the Development of a New Indication has been [***]

         4.6.2 Unilateral Clinical Trials By CancerVax. Notwithstanding anything to the contrary in this Agreement, in the event CancerVax wishes to conduct a clinical trial for the Product [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         4.6.3 Unilateral Clinical Trials By Serono. Notwithstanding anything to the contrary in this Agreement, in the event Serono wishes to conduct a clinical trial for the Product [***]

                                    ARTICLE 5
                               REGULATORY MATTERS

5.1 Access to Data; Notice; Comments. Each Party shall have access to all data generated pursuant to the Development Plan or contained or referenced in regulatory submissions or applications for Approvals (e.g., INDs, BLAs and their foreign counterparts), including all reports, correspondence and conversation logs, in each case to the extent reasonably necessary or useful to either Party in the fulfillment of its obligations or exercise of its rights under this Agreement to Develop, Manufacture or Commercialize the Product. Each Party shall provide appropriate notification of such right of the other Party to the Governmental Authorities. Each Party agrees to consider all comments provided pursuant to this ARTICLE 5 in good faith, taking into account the best interest of the Product on a global basis, subject to legal, moral and financial considerations.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 Clinical Trial Data. All clinical data, database information and reports related to clinical trials for the Product for [***] and all of Serono's rights to use such data and reports shall terminate upon the termination or expiration of this Agreement. All such data and reports shall be centralized and held at a location to be chosen by the DT, with a duplicate set available to each Party for deposit at a site of its own selection. The Parties will have equal access to such data and reports, and neither Party shall be entitled to access any data that is not available at the same time to the other Party (e.g., access to unblinded data from an ongoing, blinded clinical trial).

5.3 Filings with Governmental Authorities. CancerVax will be responsible for and will use Commercially Reasonable Efforts in applying for, obtaining, supporting and maintaining Approvals for the Product in the United States and Serono will be responsible for and will use Commercially Reasonable Efforts in applying for, obtaining, supporting and maintaining Approvals for the Product in the ROW. Upon reasonable request by the responsible Party, the other Party shall use Commercially Reasonable Efforts to assist the responsible Party in applying for, obtaining, supporting and maintaining the Approvals for the Product for which the responsible Party is responsible. The responsible Party will be the owner of any Approvals received by it for the Product. Upon receipt of an Approval for the Product, the responsible Party shall have authority and responsibility to and will use Commercially Reasonable Efforts to maintain and seek appropriate revisions of the conditions, if applicable, of each such Approval.

5.4 Communication with Governmental Authorities. In connection with the Development, Manufacture and Commercialization of the Product, and in accordance with the Development Plan and subject to the oversight of the SC, except as otherwise provided in the Manufacturing and Supply
         Agreement:

         5.4.1 In the United States. CancerVax shall be responsible for and act as the sole point of contact for communications with Governmental Authorities in the United States. Any correspondence directed to Serono from Governmental Authorities in the United States shall promptly, but in no event more than two (2) Business Days after such receipt or contact, be forwarded to CancerVax for coordination of response. Subject to the provisions of the Pharmacovigilance Agreement, Serono shall not, without the consent of CancerVax (which consent shall not be unreasonably withheld or delayed), correspond or communicate with any Governmental Authority in the United States concerning the Product, or otherwise take any action with any Governmental Authority in the United States concerning any Approval under which the Product is sold or any application for the same, except as may be required by Law (and then only pursuant to the terms of this Section 5.4.1, Section 5.5 and the Pharmacovigilance Agreement to the extent reasonably possible). Furthermore, Serono shall, promptly upon receipt of any contact with or communication from any Governmental Authority relating to the Product, but in no event more than two (2) Business Days after such receipt or

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  contact, forward a copy or description of the same to CancerVax and respond to all reasonable inquiries by CancerVax relating thereto. If Serono is advised by its counsel that it must communicate with any Governmental Authority in the United States concerning the Product notwithstanding the first sentence of this Section 5.4.1, then Serono shall promptly, but in no event more than two (2) Business

                  Days later, advise CancerVax of the same and provide CancerVax in advance with a copy of any proposed written communication with such Governmental Authority and comply with any and all reasonable requests of CancerVax concerning any meeting or written or oral communication with such Governmental Authority.

         5.4.2 In the ROW. Serono (or one of its Affiliates) shall be responsible for and act as the sole point of contact for communications with Governmental Authorities in the ROW. Any correspondence directed to CancerVax from Governmental Authorities in the ROW shall promptly, but in no event more than two (2) Business Days after such receipt or contact, be forwarded to Serono for coordination of response. Subject to the provisions of Section 5.5 and the Pharmacovigilance Agreement, CancerVax shall not, without the consent of Serono (which consent shall not be unreasonably withheld or delayed), correspond or communicate with any Governmental Authority in the ROW concerning the Product, or otherwise take any action with any Governmental Authority in the ROW concerning any Approval under which the Product is sold or any application for the same, except as may be required by Law (and then only pursuant to the terms of this Section 5.4.2, Section 5.5 and the Pharmacovigilance Agreement to the extent reasonably possible). Furthermore, CancerVax shall, promptly upon receipt of any contact with or communication from any Governmental Authority relating to the Product, but in no event more than two (2) Business Days after such receipt or contact, forward a copy or description of the same to Serono and respond to all reasonable inquiries by Serono relating thereto. If CancerVax is advised by its counsel that it must communicate with any Governmental Authority in the ROW concerning the Product notwithstanding the first sentence of this Section 5.4.2, then CancerVax shall promptly, but in no event more than two (2) Business Days later, advise Serono of the same and provide Serono in advance with a copy of any proposed written communication with such Governmental Authority and comply with any and all reasonable requests of Serono concerning any meeting or written or oral communication with such Governmental Authority.

         5.4.3 Certain Obligations. The Party responsible for communications with and to any Governmental Authority relating to the Product shall issue a report to the other Party within five (5) Business Days after completion of each Calendar Quarter, apprising the other Party of all material regulatory communications with Governmental Authorities relating to the Product for such Calendar Quarter. In the event that the other Party desires to discuss any such regulatory communication, the other Party may, from time to time, discuss such matters with the responsible Party's regulatory department or through the Joint Committees. In addition and subject to Section 5.6.2, the Party responsible for preparing communications with and to any Governmental Authority shall
                  (a) provide the DT with a copy of any material documents to be submitted to, and correspondence with, Governmental Authorities, sufficiently in advance of the intended submission dates to enable the DT to review and provide recommendations to the submitting Party concerning the content thereof and (b) within five (5) Business Days after completion of any inspections by any Governmental Authority with respect to the Product, provide to the other Party a summary of such inspection, the outcome and, as soon as available, any corrective actions, all to the extent related directly and solely to the Product.

         5.4.4 Participation in U.S. Meetings. Serono will have the right to identify up to two (2) mutually acceptable representatives to participate as an observer in all material meetings and other contact with the Governmental Authorities pertaining to the Product in the United States. To the extent reasonably possible, CancerVax shall provide Serono with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact.

         5.4.5 Participation in ROW Meetings. CancerVax will have the right to identify up to two (2) mutually acceptable representatives to participate as an observer in all material meetings and other contact with the Governmental Authorities pertaining to the Product in the ROW. To the extent reasonably possible, Serono shall provide CancerVax with reasonable advance notice of all such meetings and other contact and advance copies of all related documents and other relevant information relating to such meetings or other contact.

5.5 Step-In Rights. In the event that either Party fails to use Commercially Reasonable Efforts to seek or maintain any Approval in any country as provided in the Development Plan or either Commercialization Plan (such Party, the "Defaulting Party"), in addition to any other rights or remedies that the other Party may have, such Party shall have the right to seek or maintain such Approval, either in such Party's or the Defaulting Party's name, upon sixty (60) days prior written notice to the Defaulting Party. In such event, the Defaulting Party shall cooperate with the other Party's efforts to seek or maintain such Approval in such country and, if necessary, shall designate the other Party as its agent for such purpose; provided, that if the Defaulting Party provides the other Party with assurances reasonably satisfactory to the other Party of such Defaulting Party's plan for immediately resuming Commercially Reasonable Efforts to seek or maintain such Approval within such sixty (60) day period, then the other party shall not undertake such efforts to obtain such Approval for so long as the Defaulting Party continues to use Commercially Reasonable Efforts to seek or maintain such Approval.

5.6      Regulatory Information.

         5.6.1 Assistance. Each Party agrees to provide the other Party (at the first Party's expense) with all reasonable assistance and take all actions reasonably requested by the other Party that are reasonably necessary to enable the other Party to comply with any Laws applicable to the Product, including each Party meeting its reporting and other obligations to maintain and update any Approvals for the Product.



         5.6.2 Notice. Each Party shall provide the other Party with notice, within twenty-four (24) hours, of notification or other information which it receives (directly or indirectly) from, any Governmental Authority (and providing, as soon as reasonably possible, copies of any associated written requests) that (a) raises any material concerns regarding the safety or efficacy of the Product, (b) indicates or suggests a Claim of a Third Party arising in connection with the Product or (c) is reasonably likely to lead to a Recall; provided, that neither Party shall be obliged to disclose information in breach of any contractual restriction that it could not reasonably have avoided. Information that shall be disclosed (to the extent it relates to the subject matter of clauses (a) through (c), inclusive) pursuant to this Section 5.6.1 shall include:

                  (a) inspections by a Governmental Authority of Manufacturing, distribution or other related facilities concerning the Product;

                  (b) inquiries by a Governmental Authority concerning clinical investigation activities (including inquiries of investigators, clinical monitoring organizations and other related parties) with respect to the Product;

                  (c) any material communication (in any form, including written, oral or electronic form) from a Governmental Authority involving the Manufacture or Commercialization of the Product, or any other Governmental Authority reviews or inquiries relating to a any event set forth in this Section 5.6.1;

                  (d) an initiation of any Governmental Authority investigation, detention, seizure, or injunction concerning the Product; and

                  (e) any other regulatory action (e.g., proposed labeling or other registrational dossier changes and Recalls) which would affect the Product in any country.

         5.6.3 Exchange of Drug Safety Information. As soon as reasonably necessary, the Parties shall enter into a Pharmacovigilance and Global Safety Reporting Agreement reasonably acceptable to both Parties in respect of the Product (the "Pharmacovigilance Agreement"). Each Party shall ensure that, in the Development, Manufacture or Commercialization of the Product, it and each of its respective Affiliates will record, investigate, summarize and review all Adverse Drug Experiences in accordance with Law and the Pharmacovigilance Agreement. Each Party shall require that such Affiliates (a) adhere to all requirements of Laws which relate to the reporting and investigation of Adverse Drug Experiences and (b) keep such Party informed of such events. The Pharmacovigilance Agreement will provide that CancerVax shall be responsible for maintenance of the global safety database and global safety monitoring, except to the extent prohibited by Law; provided, that any communication or notification of a Government Authority arising from such monitoring or maintaining the global safety database will be reviewed by the SC prior to such communication or notification and subject to Section 5.4.

5.7 Recalls. CancerVax, in close consultation with the SC and the CEOs of both Parties, shall make any decisions with respect to any recall, market withdrawals or any other corrective action related to the Product (collectively, "Recalls") in the United States for safety reasons or as may be mandated by Governmental Authorities in the United States, and shall have responsibility for executing such Recalls. Serono, in close consultation with the SC and the CEOs of both Parties, shall make all decisions with respect to Recalls in the ROW for safety reasons or as may be mandated by Governmental Authorities in the ROW, and shall have responsibility for executing such Recalls. The SC shall make any decisions with respect to any Recalls in the United States or the ROW for any other reason (i.e., voluntary Recalls), and, unless otherwise agreed by the Parties, CancerVax shall have responsibility for executing such Recalls in the United States and Serono shall have the responsibility for executing such Recalls in the ROW. Each Party shall promptly notify the other Party of any decision by such Party to conduct any Recalls for safety reasons or as mandated by Governmental Authorities; provided, that, if reasonably practicable, such notice shall occur prior to such action so as to permit the notified Party a reasonable opportunity to consult with the notifying Party with respect thereto. Each Party shall promptly notify the other Party of any recommendation by such Party to conduct a Recall for any other reason, for consideration by the SC.

5.8 Events Affecting Integrity or Reputation. The Parties shall notify each other immediately of any circumstances of which they are aware and which could impair the integrity and reputation of the Product or if a Party is threatened by the unlawful activity of any Third Party in relation to the Product, which circumstances shall include, by way of illustration, deliberate tampering with or contamination of the Product by any Third Party as a means of extorting payment from the Parties or another Third Party. In any such circumstances, the Parties shall use Commercially Reasonable Efforts to limit any damage to the Parties or to the Product. The Parties shall promptly call a SC meeting to discuss and resolve such circumstances.

5.9 Medical Inquiries. Serono shall be responsible for responding to medical inquiries and for developing, in consultation with CancerVax medical affairs personnel, standardized medical information letters as soon as practicable after new scientific or clinical information becomes available. Serono will provide electronic copies of all final medical information letters to CancerVax simultaneously with providing such letters to Serono's own Sales Force. Serono shall identify to CancerVax the Person or Persons to whom CancerVax and its Affiliates shall refer all medical questions or inquiries from members of the medical and paramedical professions and consumers regarding the Product. As soon as reasonably necessary, Serono shall, in consultation with CancerVax medical affairs personnel, develop a set of standard operating procedures for responding promptly to medical questions or inquiries from members of the medical and paramedical professions and consumers relating to the Product. In addition, Serono will ensure that it has or will develop processes to train personnel to respond consistently to such questions or inquiries.

5.10     Pricing and Reimbursement. [***]

5.11     Costs. Except as otherwise expressly provided in this ARTICLE 5, [***]

                                    ARTICLE 6
                                COMMERCIALIZATION

6.1      Commercialization Activities.

         6.1.1 Promotion. The Parties shall Co-Promote the Product in the United States in accordance with ARTICLE 7. Serono shall be responsible for Commercializing the Product in the ROW in its sole discretion, subject to this Agreement, including Section
                  6.3.5 and ARTICLE 14.

         6.1.2 Booking, Processing and Distribution. Serono shall have the sole right and responsibility to (a) receive and accept orders for the Product from customers in the ROW, (b) distribute the Product to customers in the ROW, (c) control invoicing and collection of accounts receivable for Product sales in the ROW, (d) grant any discounts, rebates, chargebacks or allowances in the ROW, (e) contract with managed care organizations, hospital systems, group purchasing organizations, physician networks and any other private or government healthcare provider or reimbursement entity in the ROW and (f) record Product sales in its books of account for sales in the ROW. CancerVax shall have the sole right and responsibility to (x) unless otherwise agreed by the Parties, distribute the Product to customers in the United States and
                  (y) record Product sales in its books of account for sales in the United States. In accordance with the U.S. Commercialization Plan, Serono shall, unless otherwise agreed by the Parties, (i)

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  receive and accept orders for the Product from customers in the United States, (ii) on behalf of CancerVax, invoice and collect accounts receivable for Product sales in the United States, (iii) subject to Section 5.10, grant any discounts, rebates, chargebacks or allowances in the United States and
                  (iv) contract with managed care organizations, hospital systems, group purchasing organizations, physician networks and any other private or government healthcare provider or reimbursement entity in the United States.

         6.1.3 Returns. If any quantities of the Product sold in the ROW are returned to CancerVax, CancerVax shall immediately notify Serono and ship them to the facility designated by Serono, with any reasonable or authorized shipping or other documented direct cost to be paid by Serono. CancerVax, at its option, may advise the customer who made the return that the Product should have been returned to Serono, but shall take no other steps in respect of any return without the consent of Serono, such consent not to be unreasonably withheld or delayed. At Serono's request, CancerVax shall destroy the Product, the cost of such destruction (by either Party) to be deemed a Commercial Expense. If any quantities of the Product sold in the United States are returned to Serono, Serono shall immediately notify CancerVax and ship them to the facility designated by CancerVax, with any reasonable or authorized shipping or other documented direct cost to be paid by CancerVax. Serono, at its option, may advise the customer who made the return that the Product should have been returned to CancerVax, but shall take no other steps in respect of any return without the consent of CancerVax, such consent not to be unreasonably withheld or delayed. At CancerVax's request, Serono shall destroy the Product, the cost of such destruction (by either Party) to be deemed a Commercial Expense. Notwithstanding anything to the contrary in this Section 6.1.3, if Product is returned due to a Manufacturing defect within the scope of the Manufacturing and Supply Agreement, then the Manufacturing and Supply Agreement shall control, including as to the Party responsible for all costs associated with such return.

6.2      U.S. Commercialization.

         6.2.1 U.S. Commercialization Plan. The PT shall prepare a written plan for the Product Commercialization efforts in the United States, which shall set forth the goals and objectives for Commercialization of the Product in the pertinent Calendar Year (including determinations of Product Trademarks, subject to Section 14.1.1 and the proviso to (b)), a budget therefor (as further described below) and applicable items described in
                  Section 6.2.4, and shall assign responsibilities to the Parties, subject to any allocation of responsibilities set forth in this Agreement (as agreed, approved and amended from time to time pursuant hereto, the "U.S. Commercialization Plan"). In connection with the preparation and implementation of the U.S. Commercialization Plan, CancerVax and Serono will make available to the PT global marketing intelligence and market research information then in their possession pertaining to the Product, the usage of the Product and market trends. For clarity, unless the context clearly indicates to the contrary, references herein to the "U.S. Commercialization Plan" shall mean the

                  Provisional U.S. Commercialization Plan or the then-current U.S. Commercialization Plan, as the case may be.

         6.2.2 Provisional U.S. Commercialization Plan. Within thirty (30) days of the formation of the PT, CancerVax shall submit to the PT a preliminary U.S. Commercialization Plan for 2005, including a budget [***] (the "Provisional U.S. Commercialization Plan"), [***] At the first meeting of the PT, the PT shall review the Provisional U.S. Commercialization Plan and, within thirty (30) days of such meeting, or such other period of time as may be required and agreed by the co-chairs of the PT, shall make any revisions to the Provisional U.S. Commercialization Plan as it may deem necessary. Such revised Provisional U.S. Commercialization Plan shall be submitted by the PT to the SC. The SC shall, within thirty (30) days of receipt of such revised Provisional U.S. Commercialization Plan, meet to review, modify (as it may deem necessary) and approve such revised Provisional U.S. Commercialization Plan, which thereafter shall become the U.S. Commercialization Plan for 2005. In addition, on or before October 1, 2005, the PT shall prepare a U.S. Commercialization Plan for 2006. The SC shall review and approve such U.S. Commercialization Plan within ninety (90) days following its submission by the PT, but in any event before such U.S. Commercialization Plan is implemented.

         6.2.3 Subsequent U.S. Commercialization Plan. The U.S. Commercialization Plan shall be subject to ongoing revision through the normal activity of the PT; provided, that any revisions that in themselves or together with all other revisions result in a change in the budget [***] On or before September 30 of each Calendar Year during the Term, the PT shall formally review and update the U.S. Commercialization Plan and prepare a revised U.S. Commercialization Plan for the following Calendar Year. The SC shall review and approve such annual U.S. Commercialization Plan within ninety (90) days following its submission by the PT, but in any event before such U.S. Commercialization Plan is implemented.

         6.2.4 Contents of U.S. Commercialization Plan. The U.S. Commercialization Plan shall consist of a marketing plan (the "Marketing Plan") and a medical affairs plan (the "Medical Affairs Plan"). Each Marketing Plan shall contain at a minimum:

                  (a)      plans for branding and positioning;

                  (b)      promotional campaigns and messaging by audience;

                  (c) life cycle plans including future presentations, formulations, usage or dosage forms;

                  (d)      competitive analysis;

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  (e) plans and strategies for major meetings and conventions;

                  (f)      headcount plans for marketing and market research;

                  (g)      market research plans;

                  (h)      distribution plans;

                  (i) strategies with respect to managed care organizations, hospital systems, group purchasing organizations, physician networks and any other private or government healthcare providers or reimbursement entities;

                  (j)      pricing and reimbursement plans;

                  (k) high-level sales plans and activities, including Sales Force matters and appropriate Co-Promotion activities, the minimum number of Details required from each Party and plans and a budget for an annual joint training session pursuant to Section 7.2.2;

                  (l) concepts for development of appropriate sales training and Promotional Materials;

                  (m) sales forecast by year for five (5) years with market sensitivities incorporated; and

                  (n)      a budget for Commercial Expenses pursuant to Section
                           6.2.8.

         Each Medical Affairs Plan shall contain at a minimum:

                  (o) Phase IV Clinical Trial plans and post-marketing surveillance initiatives for the Product;

                  (p) market and key opinion leader development plans, including continuing medical education plans;

                  (q)      publication plans;

                  (r) plans to ensure appropriate medical information responses;

                  (s)      safety monitoring plans; and

                  (t) plans and expected activities for field based medical affairs personnel.

         6.2.5 Efforts. Each of CancerVax and Serono shall use Commercially Reasonable Efforts to execute and perform, or cause to be performed, the activities assigned to it in the U.S. Commercialization Plan or this Agreement and to cooperate with the other Party in carrying out the U.S. Commercialization Plan and Co-Promoting the Product. The Parties shall use Commercially Reasonable Efforts to ensure compliance with the American Medical Association Guidelines on Gifts to Physicians from Industry, the U.S. Office of the Inspector General's Compliance Program Guidelines for Pharmaceutical Manufacturers, the Pharmaceutical Researchers and Manufacturers of America Code on Interactions with Healthcare Professionals, and all Accreditation Council for Continuing Medical Education guidelines, in each case as then in effect, or such other polices or procedures of such nature as may be agreed by the Parties from time to time.

         6.2.6 Progress Reports. Each Party shall receive regular updates on Product Commercialization activities through the direct participation of its members of the PT, and circulation of the related meeting minutes. In addition, the PT shall provide the SC with reports of the Parties' respective Product Commercialization activities in the United States within thirty (30) days after the end of each Calendar Quarter.

         6.2.7    Promotional Materials.

                  (a) Creation of Promotional Materials. The Parties will jointly, through the PT, create and develop Promotional Materials for use in the United States, subject to Section 14.2. The Parties will also jointly, through the PT, select an advertising and/or public relations agency or agencies to support Commercialization of the Product, and each Party will have equal access to the services provided by such agency or agencies.

                  (b) Promotional Materials Inventory. The PT shall determine which Party shall be responsible for producing and, in the United States, distributing all Promotional Materials, and the Sales Forces of both Parties shall be provided with equal access to all Promotional Materials. Subject to Serono's ownership rights in the Serono Housemark and Copyrighted Works as set forth in ARTICLE 14, and subject to CancerVax's ownership rights in the CancerVax Housemark and the Copyrighted Works as set forth in
                           ARTICLE 14, the Parties shall jointly own all right, title and interest in and to such inventory of Promotional Materials.

         6.2.8 U.S. Commercialization Budget. The Commercialization budget for the Product in the United States shall be (a) set forth in and comprise part of the U.S. Commercialization Plan and (b) divided as between the Marketing Plan and the Medical Affairs Plan. Unless otherwise agreed by the Parties without resort to the dispute resolution procedures of Section 16.2 [***]

         6.2.9 Sharing of U.S. Commercial Expenses. The Parties shall, pursuant to the mechanism provided in Section 9.5.4, share equally all Commercial Expenses for the United States. Each Party shall charge all such expenses incurred to a separate account created by it on its books and records solely for the purpose of

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  tracking Commercial Expenses for the Product. Financial audits shall be governed by Section 9.11.

6.3      ROW Commercialization.

         6.3.1 ROW Commercialization Plan. Serono shall prepare a written plan for the Product Commercialization in the ROW, which shall set forth the goals and objectives for Commercialization of the Product in the pertinent Calendar Year (including determinations of Product Trademarks, subject to Section
                  14.1.1 and the proviso to (b)) and a budget therefor (as amended from time to time pursuant hereto, the "ROW Commercialization Plan"). In connection with the review of the ROW Commercialization Plan, Serono will make available to the PT global marketing intelligence and market research information then in its possession pertaining to the Product, the usage of the Product and market trends. The ROW Commercialization Plan (including its budget) shall not require CancerVax to conduct any activities, allocate any resources, pay any costs or expenses or otherwise have any obligations thereunder, other than (a) to supply the Product in accordance with Section 8.2, (b) as specifically contemplated under ARTICLE 5 or (c) as may otherwise be agreed by the Parties.

         6.3.2 Initial ROW Commercialization Plan. On or before October 1, 2006, Serono shall prepare the initial ROW Commercialization Plan. The SC shall review and comment upon such ROW Commercialization Plan within ninety (90) days following its submission by Serono, and Serono shall consider any reasonable recommendations of the SC in modifying such ROW Commercialization Plan.

         6.3.3 Subsequent ROW Commercialization Plan. Serono may, in its sole discretion, make revisions to the ROW Commercialization Plan, and shall, in the event that it makes any material changes to the ROW Commercialization Plan, provide the SC with a copy of any such revised ROW Commercialization Plan, and shall take into consideration any reasonable recommendations of the SC. On or before October 1 of each Calendar Year during the Term, Serono shall formally review and update the ROW Commercialization Plan and prepare a revised ROW Commercialization Plan for the following Calendar Year. The SC shall review and comment upon such revised ROW Commercialization Plan within ninety (90) days following its submission by Serono, and Serono shall consider any reasonable recommendations of the SC in modifying such ROW Commercialization Plan.

         6.3.4 Contents of ROW Commercialization Plan. The ROW Commercialization Plan shall contain, at a minimum, plans for branding and positioning, promotional campaigns, competitive analysis, plans and strategies for major meetings and conventions, pricing and reimbursement plans, high-level sales plans and marketing initiatives, sales forecast by year for five (5) years with market sensitivities incorporated, Phase IV Clinical Trial plans and post-marketing surveillance initiatives for the Product, publication plans, and market and key opinion leader development plans, including continuing medical education plans.

         6.3.5 Efforts. Serono shall use Commercially Reasonable Efforts to execute and perform, or cause to be performed, the ROW Commercialization Plan. In addition, Serono shall use Commercially Reasonable Efforts to promote sales of the Product in the ROW in accordance with applicable Laws, and in particular shall use Commercially Reasonable Efforts to launch the Product and achieve First Commercial Sales [***] as soon as practicable following receipt of Approval for the Product. The Parties shall cooperate to ensure the global compatibility of Commercialization of the Product. The Parties recognize that Serono and CancerVax may mutually benefit from conducting Product Commercialization activities in a manner that optimizes their usefulness throughout the world, and each Party will use Commercially Reasonable Efforts to achieve this result. In no event, without the consent of the SC, shall either Party adopt a Product Commercialization strategy that would reasonably be expected to cause a material adverse effect on the other Party's Commercialization of the Product. If the SC determines that such a material adverse effect would reasonably be expected to occur, then it shall seek to minimize any such material adverse effect across the entire world in a manner consistent with the terms of this Agreement, with priority given to minimizing the effect on those countries that have the most significant commercial value or potential.

         6.3.6 Progress Reports. During the period commencing with First Commercial Sale in the ROW and ending on the tenth (10th) anniversary thereof, Serono shall provide the SC with a reasonably detailed report, including a summary of progress in obtaining Marketing Authorizations and Approvals, progress with respect to major marketing initiatives and the status of clinical trials, for its Product Commercialization activities in the ROW, within sixty (60) days after the end of each Calendar Quarter. Following the end of such period and continuing for the balance of the Term, Serono shall provide such a report within sixty (60) days after the end of each Calendar Year.

6.3.7 Promotional Materials. Serono shall create, develop, produce and own (subject to CancerVax's ownership rights in the CancerVax Housemark and Copyrighted Works as set forth in
                  ARTICLE 14) all Promotional Materials for use in the ROW, subject to Section 14.2.

6.3.8 Commercial Expenses. Serono shall bear all costs and expenses, including Commercial Expenses, incurred in connection with the Commercialization of the Product in the ROW.

                                    ARTICLE 7
                                  CO-PROMOTION

7.1      Sales Force.

         7.1.1 Minimum Support. Each Party shall use Commercially Reasonable Efforts to provide sufficient United States marketing and sales support for the Product,

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  which shall include from each Party, unless otherwise agreed by the Parties, (a) [***] Sales Representatives (the "Minimum Sales Representatives"), (b) appropriate national account managers (including public and private payers and management of distribution partners), (c) appropriate sales force management and training personnel, (d) appropriate field-based personnel to support reimbursement and (e) appropriate field medical affairs personnel (collectively, a Party's "Sales Force"). All Sales Representatives shall have appropriate levels of experience promoting and Detailing pharmaceutical products, and each Party shall use Commercially Reasonable Efforts to ensure [***] Each of such Sales Representatives shall also have previously received training on proper marketing and sales techniques to be used in promoting pharmaceutical products in accordance with all Laws, and shall meet any other minimum criteria set forth in the U.S. Commercialization Plan.

         7.1.2 Responsibility; Indemnification. Subject to Section 7.1.4, each Party shall have sole responsibility for its respective Sales Force and performing its obligations hereunder, including recruiting, hiring, training (consistent with Section 7.2), managing, compensating (consistent with Section 7.1.3), conducting performance reviews for, disciplining, firing and otherwise controlling the individuals comprising its Sales Force. Except as otherwise provided herein, each Party shall provide the day-to-day management of its Sales Force (including furnishing administrative support, financial resources, equipment and supplies and monitoring Detail reporting by its Sales Representatives in accordance with the U.S. Commercialization Plan) and assure its Sales Force's understanding and compliance with this Agreement and Laws. Each Party shall indemnify the other Party pursuant to ARTICLE 12 in connection with any Losses resulting from a Claim by an employee of the indemnifying Party participating in the Sales Force arising out of the actions of the indemnifying Party with respect to disciplining, terminating or reclassifying such employee or other actions with respect to such employee in the execution or performance of Co-Promotion activities hereunder.

         7.1.3 Compensation. Each Party shall pay compensation, determined solely by such Party, to its Sales Representatives with respect to the Product for each Calendar Year during the Term in which the Parties have or are required to have Sales Representatives; provided, [***]

         7.1.4 Sales Force Issues. If either Party notifies the other that it believes certain Sales Representatives or other Sales Force personnel of the other Party may (a) have violated any Laws,
                  (b) be damaging relationships with health care professionals or

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  damaging the Product brand or (c) have failed to comply with this Agreement, the notifying Party shall have the right to request that the responsible Party immediately address the performance of such individual, in addition to any other rights or remedies available to such Party under this Agreement, at Law or in equity. The responsible Party shall promptly evaluate such issue in accordance with applicable policies or as it may otherwise deem appropriate. The responsible Party shall keep the other Party reasonably informed of the progress of, and information learned during, its evaluation. If determined by Serono, in the case of Serono Sales Force personnel, or CancerVax, in the case of CancerVax Sales Force personnel, any particular Sales Representative or other Sales Force personnel of a Party shall be replaced and removed from performance of Co-Promotion activities for the Product pursuant to this Agreement.

         7.1.5    [***]

7.2      Sales Force Training.

         7.2.1    Training Materials.

                  (a) Development. Promptly after the Effective Date and in no event later than one hundred twenty (120) days prior to the anticipated date of receipt of Marketing Authorization for the Product in the United States, the PT shall develop (and periodically update) a high-quality training program for the Product. The training program will include live and computer-implemented components and shall be conducted in a manner to facilitate presentation of a consistent message with respect to promotion of the Product.

                  (b) Supply. All Product-specific training materials developed pursuant to clause (a) above will be prepared in compliance with all Laws, and a master copy of all such training materials shall be made available to each Party.

                  (c) Return; Confidentiality. Each Party shall require any Sales Representative who ceases to be employed or to participate in the promotion of the Product to return to his or her respective employer all Product training materials and all other Confidential Information.

         7.2.2 Training Sessions. The Parties shall provide equivalent sales training on the Product to the Serono Sales Representatives and the CancerVax Sales

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  Representatives who will be performing Calls in the United States; provided, that each Party may provide such general sales method training to its own Sales Representatives as it deems appropriate. The Parties shall conduct a joint training session for Serono Sales Representatives and CancerVax Sales Representatives at least once per Calendar Year at mutually acceptable dates and times throughout the Term, which shall be set forth in and budgeted for through the U.S. Commercialization Plan. Each Party shall be responsible for the travel and housing costs of its own Sales Representatives for such training.


         7.2.3 Training Requirements. Each Party shall use Commercially Reasonable Efforts to ensure that its Sales Force personnel complete the applicable training program by not later than thirty days prior to the anticipated date of receipt of Marketing Authorization for the Product in the United States and complete periodic updates. Each Party shall allocate time, as may be reasonably necessary, at any regional and national sales or medical affairs personnel meeting held by it for applicable update training with respect to the Product.

         7.2.4 Management; Coordination Efforts. The PT shall implement appropriate measures to ensure that the sales efforts of the CancerVax Sales Force and Serono Sales Force for the Product are coordinated.

         7.2.5 Territory and Target Prescribers. The Parties, through the PT, shall cooperate to prepare an initial proposal for territory alignment and identification and allocation of Target Prescribers for purposes of the U.S. Commercialization Plan. Territory alignments, including sales districts and regions throughout the United States, shall be initially determined and maintained in a coordinated and unified manner to optimize the Detailing coverage of the Target Prescribers.

         7.2.6 Unified Presentation. The Parties intend that the Parties' respective Sales Representatives present as a seamless organization with respect to the Target Prescribers and that the Target Prescribers will receive a comparable level of information and customer service from each Party's Sales Representatives.

7.3      [***]

7.4      Detailing.

         7.4.1 Detailing Efforts. Each Party shall use Commercially Reasonable Efforts to fulfill its Detailing and other Co-Promotion obligations under this Agreement. All Detailing and promotional activity shall be in accordance with the terms of this Agreement and the then-current U.S. Commercialization Plan. No Party shall be

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  required to undertake any activity under this Agreement that it believes, in good faith, would violate any Laws.

         7.4.2 Detail Requirements. Subject to Section 7.1.5, the U.S. Commercialization Plan shall set forth the number of Primary Details and Secondary Details in respect of the Product to be performed by the Parties' Sales Representatives in the United States during each Calendar Year and the Target Prescribers for such Details (the "Detail Requirements"). Unless otherwise specified in the U.S. Commercialization Plan, each Party shall use Commercially Reasonable Efforts to perform [***] of its annual Detail Requirements in any one Calendar Quarter.

         7.4.3 Detailing Reports. Within thirty (30) days following the end of each Calendar Quarter, each Party shall provide the PT with a report, in such detail and form as the PT shall require (the "Internal Detailing Report"), based upon such Party's internal Call reporting and Detailing auditing system, setting forth the total number of Details actually performed by such Party in the United States, including information as to whether each Call presented the Product as a Primary Detail or a Secondary Detail, segmented by specialty of the Target Prescribers during the immediately preceding Calendar Quarter.

         7.4.4 Detail Audit. At any time during the Term, but not more than once every Calendar Year, each Party agrees to make available to the other Party, upon reasonable advance notice, such books and records necessary to verify the accuracy of such Internal Detailing Report with respect to any Calendar Quarter ending not more than four (4) Calendar Quarters prior to the date of such request. Unless the auditing Party has notified the other Party of an issue relating to verifying an Internal Detailing Report for a particular Calendar Quarter, such other Party shall be released from any liability or accountability to the auditing Party for Detailing in any Calendar Quarter ending more than four (4) Calendar Quarters prior to the initiation of such verification process by the auditing Party. In the event of an unresolved dispute regarding the number of Details actually performed by a Party based on such Party's internal Call reporting and Detail auditing system, the Parties hereby agree that such Party's internal Call reporting and Detail auditing system may be correlated (on a trend basis only) with the Detailing audit data. Such correlation may be used by the auditing Party in any court or arbitration proceeding with respect to any dispute regarding Detailing under this Agreement. If the results of an audit identify an overstatement of Details by a Party in excess of ten percent (10%) for any Calendar Year, then the overstating Party shall bear the expense of such audit and shall promptly implement corrective actions reasonably acceptable to the auditing party to ensure accurate reporting thereafter. Repeated excessive reporting shall be deemed a material breach of this Agreement.

         7.4.5 Detail Shortfalls. In the event that a Party does not meet [***] of the Detail Requirements assigned to it pursuant to the U.S. Commercialization Plan (as such Detail Requirements may be adjusted pursuant

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  to Section 7.5.1) during any Calendar Year, such Party shall be deemed to have caused a "Detail Shortfall" for such Calendar Year. Promptly following the end of the first Calendar Year with respect to which a Party has caused a Detail Shortfall, such Party shall pay to the other Party an amount equal to the "Detail Shortfall Cost" (as defined below) for such Calendar Year (which amount shall not be subject to offset or credit against amounts due pursuant to Section 9.5.4 but rather shall be paid directly to the other Party). Promptly following the end of any second Calendar Year with respect to which a Party has caused a Detail Shortfall, [***]

         7.4.6 Detail Content. Neither Party shall make, nor permit its Sales Representatives to make, any statement, representation or warranty, oral or written, concerning the Product inconsistent with, or contrary to, the approved Product labeling, Promotional Materials, this Agreement and the U.S. Commercialization Plan. In addition, each Party shall insure that its Sales Representatives Detail the Product in a fair and balanced manner consistent with the requirements of the United States Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder. CancerVax and Serono representatives shall not engage in any pre-marketing activities for the Product to the extent prohibited by Law.

         7.4.7 Promotional Materials. Each Party shall, and shall cause its Sales Force to, (a) use the Promotional Materials and Product samples solely for the purposes of this Agreement and (b) immediately cease the use of any Promotional Materials when instructed to do so by the PT.

7.5      Alternative Performance.

         7.5.1 Relinquishment of Detail Requirements. If, during the course of performing its Detail Requirements, a Party determines in good faith that it cannot perform the full amount of Detail Requirements established for such Party in the U.S. Commercialization Plan, then such Party shall notify the PT, identifying the Detail Requirements it has the capacity and is willing to perform. The PT may, with the other Party's approval and acceptance, allocate any or all of the Detail

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  Requirements that such Party does not have the capacity to perform, to such other Party (the "Relinquished Details"). The U.S. Commercialization Plan for such Calendar Year shall identify any such adjustments to the Detail Requirements. If a Party performs the Relinquished Details on behalf of the other Party, then [***]

         7.5.2 Subcontracting of Obligations. Serono shall be entitled to subcontract its obligations to Co-Promote hereunder solely to any Affiliate, which Serono shall cause, in the event of such an arrangement, to execute and deliver to CancerVax the acknowledgement on the signature page of this Agreement. Serono shall be responsible for the performance of such Affiliate in accordance with Section 2.3.2, and CancerVax shall have the right to enforce the provisions of this ARTICLE 7 directly against such Affiliate.

7.6 Costs of Co-Promotion. Except for costs (a) agreed to be shared by the Parties pursuant to Sections 1.18.5 and 1.18.7 or (b) incurred in connection with the activities of the PT related to setting forth in the U.S. Commercialization Plan and coordinating the execution of Co-Promotion activities, each Party shall bear all its own costs and expenses in connection with fulfilling its obligations and exercising its rights to Co-Promote hereunder, including recruitment, compensation, benefits, overhead expenses and deployment costs for Sales Force personnel engaged in Co-Promotion pursuant to ARTICLE 7 (the "Co-Promotion Costs").

                                    ARTICLE 8
                                     SUPPLY

8.1 Supply for Development. CancerVax shall use Commercially Reasonable Efforts to supply the Parties with Product for use in the Development of the Product, as specified in the Development Plan, and for use in Phase IV Clinical Trials, and shall deliver Product requested by Serono as directed from time to time. The costs of such Product shall be calculated as the Cost of Goods. Serono shall pay CancerVax for all amounts of Product required by Serono pursuant to this Section 8.1, and CancerVax shall accrue the Cost of Goods of all amounts of Product required by CancerVax pursuant to this Section 8.1, and such payments and accruals shall be deemed a Development Expense or a Commercial Expense, as applicable.

8.2      Supply for Commercialization.

         8.2.1 Initial Supply. CancerVax shall supply Product for sale in the United States and the ROW in accordance with and subject to the terms of a Manufacturing and

                  Supply Agreement to be negotiated, agreed, executed and delivered by the Parties within ninety (90) days following the Effective Date (the "Manufacturing and Supply Agreement"), which Manufacturing and Supply Agreement shall reflect the terms and conditions attached hereto as Exhibit A.

         8.2.2 Additional Supply. As soon as reasonably practicable following [***] the Parties shall discuss in good faith, through the DT, a plan to expand Manufacturing capacity for the Product to meet expected market demand. To the extent that such plan requires the construction of a new Manufacturing facility, then, unless otherwise agreed in writing by the Parties, Serono shall construct such facility at its sole cost and expense and shall own and operate such facility, and shall have the right to Manufacture Product for the ROW; provided, that the Parties will enter into a technology transfer agreement (the "Technology Transfer Agreement") at least twelve (12) months prior to the anticipated undertaking of such Manufacturing responsibility by Serono, or earlier if reasonably required, governing, among other things, the exchange of technical information and Know-How, access to regulatory filings (each solely to the extent it relates to Manufacture) and back-up supply arrangements. It is anticipated that once such a facility is established, each Party will act as the primary back-up supplier to the other. The Technology Transfer Agreement shall not contemplate the transfer of such CancerVax Know-How, except pursuant to the Development Transfer Plan, unless and until Serono has notified CancerVax that it intends to build a Manufacturing facility for Product in accordance with this ARTICLE 8. The Technology Transfer Agreement shall contemplate an appropriate plan for return of CancerVax Know-How in connection with a termination or expiration of this Agreement.

                                    ARTICLE 9
                              FINANCIAL PROVISIONS

9.1 Up-front Payments. In partial consideration for the rights and licenses granted to Serono under this Agreement:

         9.1.1 Lump Sum. Within thirty (30) days following the Effective Date, Serono shall pay or cause to be paid to CancerVax a non-creditable amount of twenty-five million U.S. dollars (U.S. $25,000,000) as partial reimbursement of CancerVax's past research and Development expenditures in respect of the Product.

         9.1.2 Stock Purchase. Subject to the terms and conditions of this Agreement and the Stock Purchase Agreement attached hereto as Exhibit B (the "Stock Purchase Agreement"), including the execution and delivery of the Registration Rights Agreement attached hereto as Exhibit C (the "Registration Rights Agreement"), both of which shall be executed by CancerVax and an Affiliate of Serono simultaneously with this Agreement, on the Closing Date (as defined in the Stock Purchase Agreement), CancerVax agrees to issue and sell to such Affiliate of Serono, and such Affiliate of Serono agrees to purchase from CancerVax, one

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  million (1,000,000) shares of CancerVax's common stock at a purchase price per share of twelve U.S. dollars (U.S. $12.00), for an aggregate purchase price of twelve million U.S. dollars (U.S. $12,000,000).

9.2 Milestone Payments. In consideration for the successful achievement of the Product Development and Commercialization events set forth below, Serono shall pay CancerVax the amount set forth below (each, a "Milestone Payment") within thirty (30) days after the first achievement date for such Milestone Payment:

                                                      MILESTONE PAYMENT
          MILESTONE PAYMENT TRIGGER                  (IN U.S. $ MILLIONS)
------------------------------------------           --------------------
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                                     --------------------
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                                     --------------------
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                                     --------------------
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                             [***]                  [***]
                                             =====   ====================
[***]                                                        [***]
                                                     --------------------
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                                     --------------------
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                             -----   --------------------
                                             [***]                  [***]
                                             =====   ====================
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
[***]                                                        [***]
                                             [***]                  [***]
                                             =====   ====================
                  Total Milestone Payments                            253
                                                     --------------------

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Each Party shall promptly inform the other Party of the achievement of any Milestone Payment triggering event. For clarity, each Milestone Payment will be made only once, regardless of the number of times the corresponding triggering event may be achieved.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9.3 Profit Sharing for the Product in the United States. CancerVax shall receive fifty percent (50%) and Serono shall receive fifty percent (50%) of the Distributable Profit for the Product with respect to sales in the United States, to be calculated and paid in accordance with the reconciliation and payment provisions of Sections 9.5.4 and 9.6 through 9.9, inclusive.

9.4      Payment of Royalties on Net Sales of the Product in the ROW.

         9.4.1 Thresholds and Amounts. Subject to reduction and deductions pursuant to Sections 0 and 9.4.5, Serono shall pay CancerVax at the time of delivery of each ROW Report, on a country-by-country basis, royalty payments on aggregate annual Net Sales of the Product in the ROW ("Royalties"), as follows:

AGGREGATE ANNUAL NET SALES OF THE
       PRODUCT IN THE ROW                       ROYALTY PAYMENT
      (IN U.S. $ MILLIONS)                   PERCENTAGE OF NET SALES
---------------------------------            -----------------------
              [***]                                  [***]
              [***]                                  [***]
              [***]                                  [***]
              [***]                                  [***]

         9.4.2 Certain Conditions. All Royalty payments shall be subject to the following conditions:

                  (a) only one Royalty shall be due with respect to the same unit of the Product; and

                  (b) no Royalties shall be due upon the sale or other transfer among Serono, its Affiliates or its sublicensees, but in such cases Royalties shall be due and calculated upon Serono's, its Affiliate's or sublicensees' Net Sales to the first independent Third Party.

         9.4.3    Directly Comparable Products. [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         9.4.4 Payment of Royalties Under the Existing Third Party Agreement. Serono shall pay directly to the John Wayne Cancer Institute one half (1/2) of the Shared Existing Royalties due under the terms of the Existing Third Party Agreement according to the terms of such agreement as of the Effective Date.

         9.4.5    Royalty Deductions.[***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         9.4.6 Limitation. Notwithstanding anything to the contrary set forth in this Agreement, no Royalty payment shall be reduced in the aggregate by more than [***] by reason of any reductions or deductions pursuant to Sections 9.4.3 or 9.4.5. [***]

9.5      Reports and Reconciliation Payments.

         9.5.1 ROW Report. Within forty-five (45) days after the end of each Calendar Quarter, Serono shall submit to CancerVax a written report (each a "ROW Report") setting forth in reasonable detail, the actual amounts of the following items:

                  (a) a statement of Net Sales in the ROW on a country-by-country basis during such Calendar Quarter;

                  (b)      [***]

                  (c) a preliminary statement of Royalties due to CancerVax, on a country by country as well as an aggregate basis, based on such Net Sales and the rates set forth in Section 9.4.1, then showing any reduction of such Royalties by reason of a reduction of rates pursuant to Section 0;

                  (d)      [***]

                  (e)      [***]

                  (f)      [***]

                  (g) a calculation of an amount equal to the aggregate amount described in (c) less the aggregate amounts described in (d), (e) and (f);

                  (h) a statement of total Royalty payments due to CancerVax; and

                  (i)      [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         9.5.2 Serono Report. Within forty-five (45) days after the end of each Calendar Quarter, Serono shall submit to CancerVax a written report (each, a "Serono Report") setting forth in reasonable detail the actual amounts of all Shared Expenses incurred by Serono, including a calculation showing as separate line items each component of Shared Expenses described in Section 1.32.

         9.5.3 CancerVax Report. Within forty-five (45) days after the end of each Calendar Quarter, CancerVax shall submit to Serono a written report (each, an "CancerVax Report") setting forth in reasonable detail the actual amounts of the following items:

                  (a) Net Sales in the United States during such Calendar Quarter, including a calculation showing as separate line items each component of Net Sales described in
                           Section 1.50; and

                  (b) all Shared Expenses incurred by CancerVax, including a calculation showing as separate line items each component of Shared Expenses described in Section 1.32.

         9.5.4 Financial Reconciliation. Within sixty (60) days after the end of each Calendar Quarter, commencing with the first Calendar Quarter following the Effective Date, Serono shall, using the ROW Report, the Serono Report and the CancerVax Report, prepare a reconciliation report for the Product (the "Reconciliation Report"). The Reconciliation Report shall set forth, in reasonable detail, the following:

                  (a) a statement of each Party's incurred portion of Shared Expenses (such portion, a Party's "Incurred Shared Expenses");

                  (b) a statement of total Shared Expenses, calculated by adding each Party's Incurred Shared Expenses (the "Total Shared Expenses");

                  (c) a calculation for each Party of an amount equal to fifty percent (50%) of the Total Shared Expenses less such Party's Incurred Shared Expenses (such Party's "Differential Expense"), subject to adjustment to account for any sharing of payments and fees under any Third Party License applicable to the United States other than on an equal basis, as determined by the Parties pursuant to Section 2.7.1;

                  (d) a calculation of Distributable Profit (i.e., Net Sales in the United States less total Shared Expenses);

                  (e) subject to clause (f) below, a statement of any amount owed by one Party to the other Party in accordance with the following:

                           (i) If CancerVax's Differential Expense is greater than zero (0) and greater than fifty percent (50%) of Distributable Profit, then CancerVax shall pay to Serono an amount equal to the absolute difference between the Differential Expense and fifty percent (50%) of the Distributable
                                    Profit:

                           (ii) If CancerVax's Differential Expense is greater than zero (0) but less than fifty percent (50%) of Distributable Profit, then Serono shall pay to CancerVax an amount equal to the absolute difference between the Differential Expense and fifty percent (50%) of the Distributable Profit;

                           (iii) If CancerVax's Differential Expense is less than zero (0) but greater than fifty percent (50%) of Distributable Profit, then CancerVax shall pay to Serono an amount equal to the absolute difference between the Differential Expense and fifty percent (50%) of the Distributable Profit; and

                           (iv) If CancerVax's Differential Expense is less than zero (0) but less than fifty percent (50%) of Distributable Profit, then Serono shall pay to CancerVax an amount equal to the absolute difference between the Differential Expense and fifty percent (50%) of the Distributable Profit.

                  (f) any amount owed by one Party to the other Party pursuant to (f) shall be added to or netted against amounts due to CancerVax from Serono pursuant to
                           Section 9.5.1(h), such that only one payment (the "Reconciliation Payment") will be made per Calendar Quarter in respect of Royalties and Distributable Profit for such Calendar Quarter.

         9.5.5 Reconciliation Payment. Within ten (10) Business Days after delivery by Serono of a Reconciliation Report to CancerVax, Serono or CancerVax, as the case may be, shall pay the Reconciliation Payment to the other Party.

9.6 Currencies. Payments under this Agreement shall be made in United States dollars. Sales and expense data for each country shall be converted into United States dollars using the applicable monthly exchange rate for converting such local currency to United States dollars in accordance with Serono's worldwide accounting systems. Such rate of exchange as of the Effective Date of this Agreement is that rate quoted by Reuters Ltd. prevailing on the last Business Day of the month at 3:00 p.m. C.E.T. prior to the month in which Serono records such sales and expenses in local currencies.

9.7      Manner of Payments. All sums due to CancerVax or Serono under this
         ARTICLE 9 shall be payable by bank wire transfer in immediately available funds to such bank account(s) as CancerVax and Serono, respectively, shall designate from time to time. Each Party shall endeavor to notify the other Party as to the date and amount of any such wire transfer to the other Party at least two (2) Business Days prior to such transfer, but in no event later than the Business Day of such transfer.

9.8 Interest on Late Payments. If a Party shall fail to make a payment pursuant to this ARTICLE 9 when due, any such late payment shall bear interest, to the extent not prohibited by Law, at the average one (1)-month London Inter-Bank Offering Rate (LIBOR) for the United States dollar as reported from time to time in The Wall Street Journal, effective for the first date on which payment was delinquent and calculated on the number of days such payment is overdue or, if such rate is not regularly published, as published in such source as the Parties agree.

9.9 Tax Withholding. Any taxes, levies or other duties paid or required to be withheld or deducted under the appropriate Laws by one of the Parties on account of monies payable to the other Party under this Agreement shall be deducted from the amount of monies otherwise payable to the other Party under this Agreement. The withholding Party shall secure and send to the other Party within a reasonable period of time proof of any such taxes, levies or other duties paid or required to be withheld by the withholding Party for the benefit of the other Party. The Parties shall cooperate reasonably with each other to ensure that any amounts required to be withheld by either Party are reduced in an amount to the fullest extent permitted by Law. Any interest, penalties or other charges imposed by a Governmental Authority as a result of a failure by the withholding party to pay such taxes, levies or other duties shall be the responsibility of the withholding party. No deduction shall be made, or a reduced amount shall be deducted, if the other Party furnishes a document from the appropriate tax Governmental Authorities to the withholding Party certifying that the payments are exempt from such taxes, levies or other duties or subject to reduced tax rates, according to the applicable convention for the avoidance of double taxation.

9.10     Tax Matters. [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9.11     Financial Records; Audits.

         9.11.1 Financial Records. Each Party shall keep, and shall cause its Affiliates and require its sublicensees to keep, such accurate and complete records of Net Sales and its Commercial Expenses and Development Expenses as are necessary to determine the amounts due to Serono and CancerVax under this Agreement. Such records shall be retained by each Party or any of its Affiliates or sublicensees (in such capacity, the "Recording Party") during the Term and, at a minimum, for [***] thereafter.

         9.11.2 Audits. During normal business hours and with reasonable advance notice to the Recording Party, such records shall be made available for inspection, review and audit, at the request and expense of the other Party (the "Auditing Party"), by an independent certified public accountant or non-U.S. equivalent appointed by such Auditing Party and reasonably acceptable to the Recording Party, for the sole purpose of verifying the accuracy of the Recording Party's accounting reports and payments made or to be made pursuant to this Agreement, including any amounts charged by one Party to the other Party, such as Cost of Goods; provided, that such audits may not be performed by the Auditing Party [***] Such accountants, prior to any review hereunder, shall have entered into an appropriate confidentiality agreement with the Recording Party on mutually acceptable terms and shall have been instructed not to reveal to the Auditing Party the details of its review, except for (a) such


***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  information as is required to be disclosed under this Agreement and (b) such information presented in a summary fashion as is necessary to report the accountants' conclusions to the Auditing Party. All costs and expenses incurred in connection with performing any such audit shall be paid by the Auditing Party unless the audit uncovers a net underpayment or overreporting of expenses by a Recording Party [***] of total amounts owed or expenses reported by such Recording Party for the period covered by the audit, in which case the Recording Party will bear the full cost of the audit for such Calendar Year. The Auditing Party will be entitled to [***]

         9.11.3 Binding Effect. If a Party fails to invoke its audit rights pursuant to this Section 9.11 with respect to a Calendar Year within [***] following the end of [***] the calculation of royalties, Distributable Profits and Development Expenses with respect to [***] shall be binding and conclusive upon the other Party, and each Party and its Affiliates and sublicensees shall be released from any liability or accountability with respect to royalties, Distributable Profits or Development Expenses, as the case may be.

                                   ARTICLE 10
                            CONFIDENTIAL INFORMATION

10.1 Confidential Information. Each of Serono and CancerVax shall keep all Confidential Information received from the other Party with the same degree of care it maintains the confidentiality of its own Confidential Information. Neither Party shall use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its agents, its sublicensees, or the Inventors or Inventor's representative as permitted in accordance with this Agreement and who have a need to know such Confidential Information to implement the terms of this Agreement. A Receiving Party shall advise any agent, permitted sublicense, Inventor or Inventor's representative who receives such Confidential Information of the confidential nature thereof and of the obligations contained in this Agreement relating thereto, and the Receiving Party shall ensure that all such agents comply with such obligations as if they had been a Party hereto or confidentiality obligations that are not less stringent that the confidentiality obligation contained herein. Upon termination of this Agreement, at the request of the Disclosing Party, the Receiving Party shall use Commercially Reasonable Efforts to return or destroy all Confidential Information of the Disclosing Party that remain in the Receiving Party's or its agents' possession, except that the Receiving Party may keep one copy of the Confidential Information in a secure location of the Receiving Party, solely for purposes of establishing the extent of disclosure of Confidential Information by the other Party hereunder and not for any other use, reference or disclosure whatsoever. Notwithstanding anything to the contrary in this Agreement but subject to Section 10.4 if applicable, the Receiving Party shall have the



***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         right to disclose any Confidential Information provided hereunder if, in the reasonable opinion of the Receiving Party's legal counsel, such disclosure is necessary to comply with the terms of this Agreement, or the requirements of any Laws; provided, that where possible, the Receiving Party shall notify the Disclosing Party of the Receiving Party's intent to make such disclosure of Confidential Information pursuant to the provision of the preceding sentence sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action the Disclosing Party may deem to be appropriate to protect the confidentiality of the information.

10.2     Other Permitted Disclosure and Use.

         10.2.1 Business Disclosure. Notwithstanding Section 10.1, a Party may disclose Confidential Information belonging to the other Party only to the extent such disclosure is reasonably necessary to obtain Marketing Authorization of the Product, to gain or maintain authorizations to conduct clinical trials or enforce the provisions of this Agreement. If a Party deems it necessary to disclose Confidential Information of the other Party pursuant to this Section 10.2, such Party shall give reasonable advance notice of such disclosure to the other Party to permit such other Party sufficient opportunity to object to such disclosure or to take measures to ensure confidential treatment of such information.

         10.2.2 Patent Disclosure. Notwithstanding Section 10.1, a Party may disclose Confidential Information of the other Party to Governmental Authorities in order to obtain Patent Rights, but such disclosure may be only to the extent reasonably necessary to obtain such Patent Rights or authorizations and shall be pursuant only to an exercise of rights expressly granted under this Agreement and in accordance herewith.

10.3 Publications. Subject to any Third Party rights existing as of the Effective Date, including under the Existing Third Party Agreement, each Party shall submit to the other Party for review and approval all proposed academic, scientific and medical publications and public presentations relating to the Product or any Development activities under this Agreement for review in connection with preservation of Patent Rights and trade secrets or to determine whether Confidential Information should be modified or deleted from the proposed publication or public presentation. Written copies of such proposed publications and presentations shall be submitted to the non-publishing Party no later than sixty (60) days before submission for publication or presentation and the non-publishing Party shall provide its comments with respect to such publications and presentations within thirty (30) days of its receipt of such written copy. The review period may be extended for an additional thirty (30) days if the non-publishing Party can demonstrate a reasonable need for such extension including the preparation and filing of patent applications. By written agreement, this period may be further extended. No publication shall be made unless and until the other Party's reasonable comments on the proposed publication or presentation have been addressed and changes have been agreed upon and any information has been removed that is determined by the other Party to be its Confidential Information or that the other Party desires to maintain in secrecy to preserve the value of its rights under this Agreement. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other Persons in any publications relating to the Product or any research or Development activities under this Agreement.

10.4 Public Announcements. The Parties agree to issue the press release attached hereto as Exhibit D within two (2) Business Days following the Effective Date. Except as expressly permitted under this Section 10.4 or required by Law, neither Party will make any public announcement of any information regarding this Agreement (or the existence of this Agreement), the Product or any research, Development, Manufacturing or Commercialization activities under this Agreement without the prior written approval of the other Party. Either Party may issue press releases or otherwise make public statements or disclosures (such as in annual reports to stockholders or filings with the Securities and Exchange Commission) as it determines, based on advice of counsel, are reasonably necessary or advisable to comply with Laws or other rules or regulations applicable to the listing or quoting of the securities of either Party or its Affiliates on any stock or securities exchange; provided, that a Party shall use Commercially Reasonable Efforts to provide the other Party with an opportunity to review and comment on such press release, statement or disclosure prior to its release and, in such circumstance, shall consider in good faith the comments of such other Party, including such Party's request for confidential treatment of the information disclosed, it being expressly understood that in certain circumstances, no such advance review will be possible (but in such circumstances, the disclosing Party shall nonetheless use Commercially Reasonable Efforts to provide advance notice to the other Party). In addition, following the initial press release announcing this Agreement as contemplated in the first sentence of this Section
         10.4 or other public disclosure permitted by this Section 10.4, either Party shall be free to disclose, without the other Party's prior written consent, the existence of this Agreement, the identity of the other Party and those terms of the Agreement that have already been so publicly disclosed.

10.5 Equitable Relief. The Parties acknowledge and agree that the restrictions set forth in this ARTICLE 10 are reasonable and necessary to protect the legitimate interests of the Parties, that neither would have entered into this Agreement in the absence of such restrictions and that any breach or threatened breach by a Party of any provision of this ARTICLE 10 will result in irreparable injury to the other Party for which there will be no adequate remedy at Law. In such event, the other Party shall be authorized and entitled to seek and obtain from any court of competent jurisdiction injunctive relief, whether preliminary or permanent, specific performance or any other type of equitable relief available in connection with such breach, in addition to any other rights or remedies available at Law or in equity. The breaching Party agrees to waive any requirement that the non-breaching Party (a) post bond or other security as a condition for obtaining any such relief and (b) show irreparable harm, balancing of harms, consideration of the public interest or inadequacy of monetary damages as a remedy.

                                   ARTICLE 11
                    REPRESENTATIONS AND WARRANTIES; COVENANTS

11.1 Mutual Representations and Warranties. CancerVax and Serono each represents and warrants to the other as of the Effective Date that:

         11.1.1 Authorization; No Conflict. The execution, delivery and performance of this Agreement by such Party and all instruments and documents to be delivered by such Party hereunder (a) are within the corporate power of such Party,
                  (b) have been duly authorized by all requisite corporate action, (c) do not conflict with any provision of the organizational documents of such Party, (d) will not violate any Laws or any order or decree of any court, in each case to which such Party or its property is subject, and (e) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which such Party is a party (including, in the case of CancerVax, the Existing Third Party Agreement), or by which such Party or any of its property is bound, which violation would have a material adverse effect on its financial condition as a whole or on its ability to perform its obligations hereunder; and

         11.1.2 Due Execution. This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other Laws affecting creditors' rights generally, or by the availability of equitable remedies.

11.2 Additional Serono Representations and Warranties. Serono further represents and warrants to CancerVax that, as of the Effective Date:

         11.2.1   [***]

         11.2.2   [***]

         11.2.3 neither it nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any Claim in or with respect to, any of Serono's rights under this Agreement.

11.3 Additional CancerVax Representations and Warranties. CancerVax further represents and warrants to Serono that, as of the Effective Date:


         11.3.1   [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                     [***]


***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

11.4     Covenants.

         11.4.1 Compliance During Performance. Each Party agrees to carry out the Development and Commercialization of the Product and its other obligations or activities hereunder in accordance with the terms of this Agreement and all Laws.

         11.4.2 No Impairment of Performance or Rights. Neither Party shall enter into any contracts, agreements, commitments or other arrangements or take any other action or fail to take any other action, in each case as would reasonably be expected to
                  (a) prevent it from performing its obligations hereunder in accordance with the terms hereof or (b) conflict with or have a material adverse effect on any rights granted to the other Party hereunder.

         11.4.3 Employees and Consultants. Each Party agrees that, prior to permitting any of its employees or consultants to perform work in connection with this Agreement, it shall require such employees and consultants to execute agreements (a) assigning (or requiring assignment) to such Party of all Inventions made by such individuals during the course of and as the result of their association with such Party and (b) obligating such individuals to maintain as confidential all Confidential Information of the other Party.

11.5 Disclaimer of Warranty. Except as otherwise expressly set forth in this Agreement, nothing in this Agreement shall be construed as a warranty or representation by either Party (a) that any Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks, industrial design or other intellectual property rights of any Third Party, (b) regarding the effectiveness, value, safety, non toxicity, patentability, or non-infringement of any patent technology, the Product or any information or results provided by either Party pursuant to this Agreement, including CancerVax Know-How transferred pursuant to Section 4.1, or (c) that the Product will obtain Marketing Authorization or Approval. Each Party explicitly accepts all of the same as experimental and for development purposes, and without any express or implied warranty from the other Party. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 12
                                 INDEMNIFICATION

12.1 Indemnification by Serono. Subject to Sections 12.2, 12.7 and 13.3, Serono shall defend, indemnify and hold harmless CancerVax and its Affiliates and each of their officers, directors, shareholders, employees, successors and permitted assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of [***]

12.2 Indemnification by CancerVax. Subject to Sections 12.1, 12.7 and 13.3, CancerVax shall defend, indemnify and hold harmless Serono and its Affiliates and each of their officers, directors, shareholders, employees, successors and permitted assigns from and against all Claims of Third Parties, and all associated Losses, to the extent arising out of [***]

12.3     Procedure for Indemnification.

         12.3.1 Notice. Each Party (the "Indemnified Party") will promptly notify the other Party (the "Indemnifying Party") if it becomes aware of a Claim of a Third Party (a "Third Party Claim") for which indemnification may be available to it under
                  Section 12.1 or Section 12.2, and will give such information with respect thereto as the Indemnifying Party shall reasonably request and, if covered by such indemnification obligation, the Indemnifying Party shall assume the defense of such Claim in accordance with Section 12.3.2. If any proceeding (including any investigation by any Governmental Authority) is instituted involving any Party regarding which indemnity may be sought pursuant to this ARTICLE 12, such Party shall not make any admission concerning such Claim, but shall promptly notify the other Party in writing and the Indemnifying Party and Indemnified Party shall meet to discuss how to respond to any Claims that are the subject

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  matter of such proceeding. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party to the extent any admission made by the Indemnified Party or any failure by such Party to notify the Indemnifying Party of the Claim materially prejudices the defense of such Claim.

         12.3.2 Defense of Claim. If the Indemnifying Party elects to defend a Third Party Claim pursuant to Section 12.3.1, it shall give notice to the Indemnified Party within forty-five (45) days after the receipt of the notice from the Indemnified Party of the potential indemnifiable Claim which involves (and continues to involve) solely monetary damages The Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the Indemnifying Party and the Indemnified Party shall have agreed to the retention of such counsel. The Indemnified Party shall not settle any Claim for which it is seeking indemnification without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld, delayed or conditioned. The Indemnified Party shall, if requested by the Indemnifying Party, cooperate in all reasonable respects in the defense of such Claim that is being managed and controlled by the Indemnifying Party. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which the Indemnified Party is, or arising out of the same set of facts could have been, a Party and indemnity could have been sought hereunder by the Indemnified Party, unless such settlement includes an unconditional release of the Indemnified Party from all liability on Claims that are the subject matter of such proceeding.

12.4 Right to Counsel. Notwithstanding anything to the contrary contained herein, an Indemnified Party shall be entitled to assume the defense of any Third Party Claim with respect to the Indemnified Party, upon written notice to the Indemnifying Party pursuant to this Section 12.4, in which case the Indemnifying Party shall be relieved of liability under Section 12.1 or 12.2, as applicable, solely for such Third Party Claim.

12.5     [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

12.6 Insurance. During the Term and for five (5) years thereafter, each Party shall obtain and maintain, at its sole cost and expense, product liability and clinical trials insurance (including any self-insured arrangements) in amounts, that are reasonable and customary in the U.S. pharmaceutical and biotechnology industry for companies engaged in comparable activities.

12.7 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES IN CONNECTION WITH A BREACH OR ALLEGED BREACH OF THIS AGREEMENT. THE FOREGOING SENTENCE SHALL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY THE OTHER PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE 12, INFRINGEMENT CLAIMS UNDER SECTION 13.3, OR CLAIMS UNDER ARTICLE 10 (CONFIDENTIALITY).

                                   ARTICLE 13
                             PATENT AND INFRINGEMENT

13.1 Inventions. Except as otherwise set forth in this Agreement, [***] All such determinations shall be documented to ensure that any patent applications reflect appropriate inventorship.

13.2     Patent Filing, Prosecution and Maintenance.

         13.2.1 Record Keeping. Each Party shall maintain records in sufficient detail and in good scientific manner appropriate for patent purposes to properly reflect all work done and results (including Inventions) achieved in conducting the activities assigned to it pursuant to this Agreement and shall respond to reasonable requests of the other Party for information relating to the Product.

         13.2.2 CancerVax and Joint Inventions. CancerVax shall be responsible for (a) filing, prosecuting and maintaining CancerVax Patent Rights and any Inventions owned or Controlled by CancerVax or jointly owned or Controlled by the Parties, and (b) with respect to CancerVax Patent Rights and Inventions owned or Controlled by CancerVax or jointly owned or Controlled by the Parties that are related to the Product or the Manufacture of the Product, proceeding to initiate any interferences, re-examinations, reissues and oppositions with respect thereto. [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         13.2.3 Serono Inventions. Serono shall be responsible, [***] for (a) filing, prosecuting and maintaining Serono Patent Rights and any Inventions owned or Controlled by Serono and (b) with respect to Inventions owned or Controlled by Serono, proceeding to initiate any interferences, re-examinations, reissues and oppositions with respect thereto.

         13.2.4 Right to Consult. During the Term, each Party shall copy the other Party, or have the other Party copied, on all substantive documents to the extent directly relating to the Product or the Manufacture of the Product received from or to be filed in any patent office, promptly following receipt from the patent office and within a reasonable time prior to filing with the patent office, respectively, including copies of each patent application, official action, response to official action, declaration, information disclosure statement, request for terminal disclaimer, request for patent term extension and request for reexamination. Consistent with the foregoing, each Party shall have the right to comment on the prosecution of such Patent Rights to the extent such Patent Rights are directly related to the Product or the Manufacture of Product and provide such comments to such other Party's patent counsel, and such other Party shall require its patent counsel to consider all such comments in good faith. If a Party fails to provide its comments with respect to the prosecution by the other Party of such Patent Rights within at least two (2) Business Days prior to the deadline for filing or otherwise responding to the relevant correspondence in the relevant patent office, having been given a reasonable amount of time to do so, such other Party shall be free to act without consideration of such Party's comments.

         13.2.5 Abandonment of Prosecution. Each party will notify the other Party in the event it desires to abandon its efforts to prosecute, maintain or conduct any interferences, re-examinations, reissues and oppositions directly relating to the Product or the Manufacture of the Product under this
                  Section 13.2.5. Notification will be given within a reasonable period (i.e., with sufficient time for such other Party to take whatever action may be necessary) prior to the date on which such Patent Rights will lapse or go abandoned (other than for the purpose of filing a continuation or continuation in part application). Such other Party will then have the option, exercisable upon written notification to such Party, to assume full responsibility, at its discretion and its sole cost and expense to prosecute, maintain or conduct any interferences, re-examinations, reissues and oppositions in such country or countries.

         13.2.6 Assistance. Each Party shall provide assistance to the other Party as reasonably requested for purposes of this Section 13.2, including in the event that such Patent Rights are being prosecuted by other Party.

13.3     Infringement.

         13.3.1   [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.4     Enforcement Against Third Parties.

         13.4.1   [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.5     [***]

13.6 Patent Marking. The Parties shall mark, and require their sublicensees and subcontractors to mark Product sold or distributed pursuant to this Agreement in accordance with the applicable patent Laws in the country or countries of Manufacture or sale thereof, to the extent required by Law.

                                   ARTICLE 14
                             TRADEMARK AND COPYRIGHT

14.1     Product Trademarks.

         14.1.1 Product Branding. Subject to the applicable Commercialization Plan, the Parties shall use Commercially Reasonable Efforts to use the Product Trademarks as the common brand name under which Product will be marketed worldwide in order to maximize brand equity and the corresponding return on Product Development and Commercialization expenditures, unless on a country-by-country basis, the SC otherwise reasonably determines that use of such common Product Trademarks in a particular country in the ROW would not be permitted by Law or would not be beneficial from a commercial perspective. Serono shall have the final decision-making authority on such alternative trademarks in respect of the ROW, and CancerVax shall have the final decision-making authority on such alternative trademarks in respect of the United States.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         14.1.2 Ownership. All right, title and interest in Product Trademarks shall be solely owned by CancerVax, except as expressly provided herein. Serono agrees that it will not use marks that are confusingly similar to the Product Trademarks for its other products.

         14.1.3 Registration. CancerVax shall file, prosecute, register and maintain the Product Trademarks [***] CancerVax will allow Serono to record itself as the exclusive licensee of the Product Trademarks in ROW, and shall furnish reasonable assistance to Serono in effectuating such recordation. The DT shall coordinate and assign right and responsibility for registration of domain names that include or are similar to the Product Trademarks.

14.2 Display; Approval; Quality Control. All Product labeling, packaging and Promotional Materials relating to Product shall display the appropriate Product Trademarks in a form and style and with a placement determined by the DT, subject to complying with all Laws and regulations and obtaining all necessary Approvals. All uses of the Product Trademarks shall be consistent with the quality control standards and reasonable trademark usage guidelines as CancerVax may establish, in coordination with the DT and Serono. Subject to Laws, unless otherwise agreed by the Parties, (a) with respect to Product labeling, packaging and Promotional Materials within the United States, the Serono Housemark will be printed in the lower left-hand corner and the CancerVax Housemark will be printed in the lower right-hand corner, and each of the Serono Housemark and the CancerVax Housemark will be printed in approximately the same font size in all such Product labeling, packaging and Promotional Materials, and (b) Product labeling, packaging and Promotional Materials in the ROW shall bear only the Serono Housemark.

14.3 Enforcement. CancerVax and Serono shall reasonably cooperate with each other to protect Product Trademarks. Each Party shall promptly notify the other party of any known, threatened or suspected infringement, imitation or unauthorized use of or unfair competition relating to Product Trademarks. The SC shall determine whether and to what extent to institute and prosecute or defend any actions or proceedings involving or affecting Product Trademarks, and all settlements relating thereto are subject to the SC's approval. The Parties shall reasonably cooperate in any action taken to enforce or defend their rights in Product Trademarks, including taking appropriate appeals.

14.4     Housemarks.

         14.4.1 Scope of Use. The CancerVax Housemark and Serono Housemark shall be displayed on Product labeling and other Promotional Materials relating to the Product as set forth in Section
                  14.2. All right, title and interest to the Serono Housemark shall be owned by Serono. All right, title, and interest to the CancerVax Housemark shall be owned by CancerVax. All use of the CancerVax Housemark and Serono Housemark shall be consistent with the quality control standards and reasonable trademark usage practices as Serono and CancerVax each apply to their Housemarks, respectively.

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         14.4.2 Ownership. Each Party shall retain all world-wide rights, title and interest in and to its Housemark, except to the extent expressly granted to the other Party herein. The other Party shall include an appropriate trademark notice (e.g., (TM) or (R), as the case may be) with each use of any of the other Party's Housemark.

         14.4.3 Unauthorized Use. Each Party shall not permit any Person other than its sublicensees of the Product to use the other Party's Housemark without the other Party's prior written consent. Each Party acknowledges that the other Party's Housemark involves valuable proprietary rights of the other Party. Each Party shall promptly notify the other Party of any unauthorized use of the other Party's Housemark that comes to such Party's attention, and use best efforts to terminate such unauthorized use. Each Party maintains the exclusive right to take action against any Person that infringes its Housemark.

         14.4.4 Limitations. All uses by each Party of the other Party's Housemark shall be subject to the other Party's review and prior written approval. All goodwill arising out of the use of a Party's Housemark by the other Party will inure to the sole benefit of the Party that owns such marks. Each Party hereby acknowledges the other Party's exclusive right, title and interest in such other Party's Housemark and shall not contest any part of that right, title and interest. In no event shall a Party (a) represent in any way that it has or otherwise owns any rights, title or interest in the other Party's Housemark beyond the limited rights specifically granted herein, (b) modify or impair any of the other Party's Housemarks or (c) use the other Party's Housemark in a manner that is derogatory, negative or otherwise injurious to the other Party or would otherwise adversely affect the reputation or goodwill of the other Party.

14.5 Copyrights. The Parties shall hold jointly an equal and undivided interest in and to the copyrights in all Product labeling or Promotional Materials relating to the Product (collectively, the "Copyrighted Works"), and agree to execute documentation necessary to effect this provision. Neither Party shall have any obligation to account to the other for profits or to obtain any approval of the other party to exploit, license or assign the jointly owned Copyrighted Works by reason of such joint ownership. To the extent such materials include or incorporate original work of authorship created by on Party prior to the Effective Date, the other Party shall not use, or make any proprietary claim with regard to, such pre-existing materials separate and apart from their use and inclusion in Copyrighted Works relating to Product. Each Party grants to the other a license to use such pre-existing works only in connection with Product and in accordance with the terms of this Agreement. The Parties shall cooperate with each other to enforce and defend, including registering with the United States Copyright Office or other Governmental Authorities, the Parties' interest in the Copyrighted Works. Each Party will, if requested by the PT, supply such documentation or other information required to support any application or registration of the Copyrighted Works with any applicable Governmental Authority, or to evidence or perfect their rights in and to the Copyrighted Works under this Section 14.5.

                                   ARTICLE 15
                              TERM AND TERMINATION

15.1 Term. Unless terminated earlier pursuant to Section 15.2 or terminated or extended by the written agreement of the Parties, this Agreement shall commence on the Effective Date and shall continue in effect until [***]

15.2     Rights of Termination.

         15.2.1 Termination by Serono for Convenience. Serono shall have the right to terminate this Agreement in its entirety at any time in its sole discretion by providing CancerVax with written notice [***] days in advance.

         15.2.2 Termination by Either Party for Breach. Either Party may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in the event that the other Party (as used in this subsection, the "Breaching Party") shall have materially breached its obligations under this Agreement and the Breaching Party has not cured such default within [***]

         15.2.3 Termination by Either Party for Bankruptcy Events. Either Party may terminate this Agreement upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against the other Party, or upon an assignment by the other Party of a substantial portion of its assets for the benefit of creditors; provided, that in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the bankrupt Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.

         15.2.4 Termination in the Event of a Competing Product. CancerVax may terminate this Agreement in accordance with Section 2.6.1, if applicable.

15.3     Effect of Expiration or Termination.

         15.3.1 All Instances. Upon expiration of the Term or its earlier termination pursuant to Section 15.2, the Parties will cooperate to wind down the collaboration and shall divide the remaining assets as follows:

                  (a) Serono's licenses hereunder, including under Sections 2.1.1, 2.1.2 and 14.5 shall terminate as of such termination date;

                  (b) CancerVax's licenses under Sections 2.2.3 and 14.5 shall terminate as of such termination date, but any license pursuant to Section 2.2.1 shall continue in accordance with its terms, except in the case of a termination

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                           by Serono pursuant to Section 15.2.2 or 15.2.3, in which case such license shall terminate;

                  (c) each Party shall, within thirty (30) days after such termination, return or cause to be returned to the other Party, at such other Party's cost, all Confidential Information of the other Party in tangible form and substances or compositions delivered or provided by such other Party, as well as any other material provided by the other Party in any medium, except that CancerVax may, except in the case of a termination by Serono pursuant to Section 15.2.2 or 15.2.3, retain any Confidential Information of Serono applicable to any license pursuant to Section
                           2.2.1 in accordance with the terms of such license;

                  (d) each Party shall pay all amounts then due and owing as of the termination date to the other Party;

                  (e) to the extent not prohibited by Law, the Parties shall wind down any clinical trials that are underway in respect of the Product, taking into account the health and safety of the subjects enrolled therein, or, if agreed by the Parties, transfer such trials to CancerVax;

                  (f) Serono shall, as promptly as commercially practicable, to the extent not prohibited by Law, transfer to CancerVax, at CancerVax's cost, possession and ownership of all correspondence with Governmental Authorities, filings and approvals (including all Approvals) to the extent relating to the Development, Manufacture or Commercialization of the Product;

                  (g) Serono shall, as promptly as commercially practicable, to the extent not prohibited by Law, at CancerVax's cost, (i) provide to CancerVax copies of all data, reports, records and materials in Serono's possession or control reasonably necessary for the Development, Manufacture or Commercialization of the Product, (ii) cooperate with CancerVax to effect the return of CancerVax Know-How and (iii) to the extent reasonably necessary for the Manufacture of the Product, provide to CancerVax a technology transfer package and assistance relating to Know-How that cannot be reasonably conveyed pursuant to clause (i) above;

                  (h) Serono shall reasonably cooperate with CancerVax to permit CancerVax to, at CancerVax's option in its sole discretion and at its cost, assume all rights and obligations of Serono under any Third Party contracts solely to the extent that they relate to the Development, Manufacture or Commercialization of the Product, and shall, as promptly as commercially practicable, at Serono's cost, cancel and cease operations under any such Third Party contracts not so assumed by CancerVax;

                  (i) Serono shall promptly take all steps necessary to assign to CancerVax, at CancerVax's cost, (i) any Product Trademarks in the ROW held in Serono's name as permitted under this Agreement, other than the Serono Housemark, (ii) ownership of copyrights in Promotional Materials and other Copyrighted Works and
                           (iii) ownership of copyrights or other intellectual property rights in any other reasonably usable marketing materials; and each of the foregoing shall also, if available, be provided in camera ready or digital form;

                  (j) CancerVax may, in its sole discretion, purchase from Serono at Serono's cost (i.e., in respect of Promotional Materials for the United States, the amount allocated to and incurred by Serono therefor pursuant to Section 1.18.7, and in respect of Promotional Materials for the ROW, the cost incurred by Serono to produce such Promotional Materials), all or any part of Serono's inventory of Promotional Materials and any other reasonably usable marketing materials, and Serono shall promptly deliver to CancerVax, at CancerVax's cost and direction, any such materials purchased by CancerVax and destroy any such materials not purchased by CancerVax;

                  (k) Serono shall, as promptly as commercially practicable, deliver to CancerVax or its designee or dispose of, at CancerVax's direction, any then-existing Product inventory (including any labeling or packaging materials), which Product inventory, if directed by CancerVax to be transferred to it, shall be transferred on an "as-is" basis and paid for by CancerVax, if in saleable condition, at CancerVax's Cost of Goods;

                  (l)      [***] and

                  (m) except as specified in this Section 15.3 and the surviving obligations specified in Section 15.5, all rights and obligations of the Parties under this Agreement shall terminate as of the date of such termination.

         15.3.2 Additional Effect of Termination by Serono for Convenience or by CancerVax for Competing Product. In addition to the effects set forth in Section 15.3.1, upon any termination of this Agreement by Serono pursuant to Section 15.2.1 or CancerVax pursuant to Section 15.2.4, [***]

15.4 Effect of Termination for Bankruptcy Events. In the event this Agreement is terminated by a Party (as used in this subsection, the "Terminating Party") pursuant to Section 15.2.3 due to the rejection of this Agreement by or on behalf of the other Party (as used in this subsection, the "Bankrupt Party") under Section 365 of the United States Bankruptcy Code (the "Code"), all licenses and rights to licenses granted under or pursuant to this Agreement by the Bankrupt Party to the Terminating Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. The Parties agree that the Terminating Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against the Bankrupt Party under the Code, the Terminating Party shall be entitled to a complete duplicate of or complete access to (as the Terminating Party deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the Terminating Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by the Terminating Party, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefore by the Terminating Party. The foregoing provisions of this Section 15.4 are without prejudice to any rights the Terminating Party may have under the Code or other Laws. Notwithstanding anything to the contrary in this Agreement, (x) in the event that CancerVax is the Bankrupt Party, the Co-Promotion rights hereunder shall convert automatically to a license from CancerVax to Serono and (y) in the event Serono is the Bankrupt Party and this Agreement is rejected by or on behalf of the Bankrupt Party, the provisions of Section 15.3 shall apply.

15.5 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing, and shall be without prejudice to the rights of either Party against the other Party accrued or accruing, under this Agreement prior to such expiration or termination, including the obligation to pay royalties or Distributable Profits, as the case may be, with respect to Product sold prior to such expiration or termination. The following provisions shall survive the expiration or termination of this Agreement and shall continue in effect for the period noted: [***]

                                   ARTICLE 16
                               DISPUTE RESOLUTION

16.1     [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE 17
                  LIMITATIONS ON PURCHASES OF EQUITY SECURITIES

17.1 Purchases of Equity Securities. During the Term and for a period of [***] thereafter, except pursuant to the Stock Purchase Agreement, Serono and its Affiliates and any representatives of Serono or its Affiliates will not (and will not assist or encourage other to) directly or indirectly in any manner:

         17.1.1 acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of CancerVax;

         17.1.2 make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act); provided, that the prohibition in this Section 17.1.2 shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act as such Rule 14a-2 is in effect as of the date hereof;

         17.1.3 form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of CancerVax;

         17.1.4 acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise,
                  (a) any of the assets, tangible or intangible, of CancerVax or
                  (b) direct or indirect rights, warrants or options to acquire any assets of CancerVax, except for such assets as are then being offered for sale by CancerVax;

         17.1.5 enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under this ARTICLE 17; or

         17.1.6 otherwise act in concert with others, to seek to offer to CancerVax or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with CancerVax or otherwise seek in concert with others, to control, change or influence the management, board of directors or policies of CancerVax or nominate any person as a director of CancerVax who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of CancerVax.

17.2     Exceptions for Purchasing Securities of CancerVax.

         17.2.1   Permitted Acquisitions. Nothing herein shall prevent:

                  (a) Serono from purchasing additional equity securities of CancerVax if, after such purchase, Serono and its Affiliates would own no greater percent of the total voting power of all voting securities of CancerVax then outstanding than Serono owned immediately following the Effective Date;

                  (b) Serono or Serono's employees from purchasing securities of CancerVax pursuant to (a) a pension plan established for the benefit of Serono's employees, (b) any employee benefit plan of Serono or
                           (c) any stock portfolios not controlled by Serono or any of its Affiliates that invest in CancerVax among other companies; or

                  (c) Serono from acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of CancerVax's securities.

         17.2.2   Suspension of Standstill. The restrictions contained in
                  Section 17.1 shall be suspended during the period in which any of the following has occurred: [***] provided, that the restrictions shall be reinstated if [***]


***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   ARTICLE 18
                                  MISCELLANEOUS

18.1 Registration and Filing of this Agreement. Subject to and in furtherance of Section 10.4, to the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, including the Securities and Exchange Commission, the Competition Directorate of the Commission of the European Union or the U.S. Federal Trade Commission, in accordance with Law, such Party shall inform the other Party thereof. Should both Parties jointly agree that either of them is required to submit or obtain any such filing, registration or notification, they shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent not prohibited by Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

18.2 Accounting Procedures. Each Party shall calculate all amounts hereunder and perform other accounting procedures required hereunder and applicable to it in accordance with either (a) United States generally accepted accounting principles (US GAAP) or (b) the conventions, rules and procedures promulgated by the International Accounting Standards Committee (International Accounting Standards), whichever is normally used by such Party to calculate its financial position, and in each case consistently applied, including consistently applied throughout the organization and across all products of such Party. In the event that any discrepancy arises as to the outcome of such calculations or as to financial terms and standards used in this Agreement by reason of such use of different accounting principles, the Parties shall cooperate in good faith to resolve such differences.

18.3 Patient Information. CancerVax and Serono agree to abide by all Laws and Governmental Orders of all applicable Governmental Authorities concerning the confidentiality or protection of patient identifiable information and patients' protected health information, as defined by U.S. C.F.R. Part 160 or personal data as defined by EU Directive 95/46/EC or any other applicable legislation.

18.4 Non-Solicitation. During the Term neither Party shall directly solicit, recruit, induce, encourage or attempt to induce or encourage any employee of the other Party who was involved in the Development, Manufacture or Commercialization of the Product under this Agreement to terminate his or her employment with such other Party and become employed by or consult for such other Party whether or not such employee is a full-time employee of such other Party, and whether or not such employment is pursuant to a written agreement or is at-will; provided, that in no event shall the foregoing apply to (a) unsolicited inquires made by an employee of a Party to the other Party,
         (b) unsolicited inquiries received from an employee of a Party as the result of a general notice or advertisement placed by the other Party,
         (c) unsolicited inquiries received from a Third Party representing an employee of a Party who is generally seeking alternate employment and
         (d) candidates who are employees of the other Party put forward by a Third Party conducting a search on behalf of a Party to fill a position in the normal course of business; provided, that such candidate shall have become a client of such Third Party during the course of such search via unsolicited inquiry by such candidate to such Third Party.

18.5 Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected or any of its Affiliates, not due to malfeasance by such Party or its Affiliates, and which could not with the exercise of due diligence have been avoided (each, a "Force Majeure Event"), including an injunction, order or action by a Governmental Authority, fire, accident, labor difficulty, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or change in Laws, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance during the continuation of the Force Majeure Event. The Party prevented from performing its obligations or duties because of a Force Majeure Event shall promptly notify the other Party in writing of the occurrence and particulars of such Force Majeure Event and shall provide the other Party, from time to time, with its best estimate of the duration of such Force Majeure Event and with notice of the termination thereof. The Party so affected shall use Commercially Reasonable Efforts to avoid or remove such causes of nonperformance as soon as is reasonably practicable. The suspension of performance shall be of no greater scope and no longer duration than is necessary based on such Party's Commercially Reasonable Efforts. Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall promptly recommence. The Party subject to the Force Majeure Event shall not be liable to the other Party for any direct, indirect, consequential, incidental, special, punitive, exemplary or other damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, so long as such Party complies in all material respects with its obligations under this Section 18.5.

18.6 Further Assurances. At the reasonable request of Party, the other Party shall do, execute, acknowledge, deliver and file (or cause the same) all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required to effect any provision of this Agreement, including in particular those of Sections 15.3 and 15.4.

18.7 Relationship of the Parties; Expenses. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Serono's legal relationship under this Agreement to CancerVax shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties.

18.8 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party.

18.9 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, or by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

                  (a)      if to CancerVax, to:

                           CancerVax Corporation
                           2110 Rutherford Road
                           Carlsbad, CA 92008 USA
                           Attn: General Counsel
                           Facsimile No.: (760) 494-4282

                  (b)      with a copy to:

                           Morgan, Lewis & Bockius LLP
                           502 Carnegie Center
                           Princeton, New Jersey 08540  USA
                           Attn: Manya S. Deehr, Esq.
                           Facsimile No.: (877) 432-9652

                  (c)      if to Serono, to:

                           Serono Technologies S.A.
                           Zone Industrielle de l'Ouriettaz
                           1170 Aubonne, Switzerland
                           Attn: General Manager
                           Facsimile No.: 41-22-345-5081

                  (d)      with a copy to:

                           Serono International S.A.
                           15bis, Chemin des Mines
                           Case Postale 54
                           CH-1211 Geneve 20
                           Switzerland
                           Attn: General Counsel
                           Facsimile No.: 41-22-739-3070

         or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. All notices shall be deemed effective upon receipt by the addressee.

18.10    Assignment and Delegation.  [***]

18.11 Severability. In the event of the invalidity of any provisions of this Agreement, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement. With the exception of Section 2.6, the Parties will replace an invalid provision with valid provisions which most closely approximate the purpose and economic effect of the invalid provision. With the exception of Section 2.6, in the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any Laws.

18.12 Headings; Construction; Certain Conventions. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions


***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         hereof. The Schedules and Exhibits to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as "herein", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "but not limited to", "without limitation", "inter alia" or words of similar import, (e) the word "or" shall be deemed to include the word "and" (e.g., "and/or") and (f) references to "ARTICLE," "Section," "subsection", "clause" or other subdivision, or to a Schedule or Exhibit, without reference to a document are to the specified provision, Schedule or Exhibit of this Agreement. This Agreement shall be construed as if it were drafted jointly by the Parties.


18.13 Entire Agreement; Amendments. This Agreement, together with the Related Agreements, constitutes the entire agreement between the Parties with respect to the within subject matter and supersedes all previous agreements and understandings between the Parties with respect thereto, whether written or oral. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of CancerVax and Serono.

18.14 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

18.15 Remedies Cumulative. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law, equity or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

18.16 Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive Laws of the State of New York notwithstanding the provisions governing conflict of Laws thereunder to the contrary, except matters of intellectual property which shall be determined in accordance with U.S. federal patent Laws or the intellectual property Laws relevant to the intellectual property in question. The UNCITRAL Convention for the International Sale of Goods, as well as any other unified Laws relating to the conclusion and implementation of contracts for the international sale of goods, shall not apply.

18.17    Counterparts; Fax Signatures. This Agreement may be executed in any two
         (2) counterparts, including by facsimile, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, CancerVax and Serono, by their duly authorized officers, have executed this Agreement as of the Effective Date.

CANCERVAX CORPORATION                    SERONO TECHNOLOGIES S.A.

By: /s/ David F. Hale                    By: /s/ Leon Bushara
   ---------------------------------        ------------------------------------
      Name:  David F. Hale                     Name:  Leon Bushara
      Title: President & CEO                   Title: Authorized Representative

Acknowledged solely in connection with
ARTICLE 7 (Co-Promotion) and ARTICLE 10 (Confidentiality)
as of                      , 20  :
      ---------------------    --

------------------------------------

By:
   ---------------------------------
       Name:
       Title:

              SIGNATURE PAGE TO COLLABORATION AND LICENSE AGREEMENT

                                  SCHEDULE 1.13
                                CANCERVAX PATENTS


                                     [***]

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  CONFIDENTIAL

                                    EXHIBIT A

                  TERMS FOR MANUFACTURING AND SUPPLY AGREEMENT

-                                    [***]


***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.